EXHIBIT 10.3

CREDIT AGREEMENT

                THIS CREDIT AGREEMENT is entered into as of June 10, 2026, by and among NOBLE ROMAN’S, INC., an Indiana corporation (“Borrower”), and LAKE FOREST BANK & TRUST COMPANY, N.A., a subsidiary of Wintrust Financial Corporation (together with its successors and assigns, “Lender”).

WHEREAS, Borrower has requested, and Lender has agreed to provide, subject to the terms and conditions set forth in this Agreement, certain extensions of credit;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means (a) the power to vote, or the beneficial ownership of 10% or more of the voting Equity Interests of such Person or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Agreement” means this Credit Agreement, as may be amended from time to time.

“Anti-Corruption Laws” means all Laws applicable to any Loan Party or any Affiliate thereof from time to time concerning or relating to bribery or corruption.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to any Loan Party or any Affiliate thereof related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Margin” means a rate per annum equal to (a) with respect to any SOFR Loan, 4.00%; and (b) with respect to any Base Rate Loan, 3.00%.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an interest period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1.00%, (b) the Prime Rate, (c) the Term SOFR for a tenor of one month plus 1.00%, and (d) 1.00%.  Any change in the Base Rate shall take effect at the opening of business on the day of such change.

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, Term SOFR Reference Rate; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(b), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate.

“Benchmark Replacement” means the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Lender as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for credit facilities denominated in U.S. dollars at such time; provided that, if the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents (or analogous or similar term).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark, (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, or (c) all Available Tenors of such Benchmark are not in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble.

“Borrowing” means a borrowing hereunder consisting of Loans pursuant to Article 2.

“Borrowing Date” means the date of the Borrowing of such Loan in accordance with this Agreement.

“Borrowing Request” means with respect to any Borrowing, a written request by Borrower for such Borrowing, which shall be substantially in the form of Exhibit A or any other form acceptable to Lender.

           “Business Day” means any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City, New York or Chicago, Illinois.

“Capital Leases” means all leases which should have been or should be capitalized in accordance with GAAP as in effect from time to time including Accounting Standards Codification Topic 842, Leases, issued by the U.S. of the Financial Accounting Standards Board and any successor thereof.

“CEA” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law, or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” means (a) a change in ownership, through purchase or otherwise (including the agreement to act in concert without anything more), by any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than one or more Control Persons which acquires, after the date of this Agreement, (i) the beneficial ownership directly or indirectly, of 20% or more of the Equity Interests in Borrower or (ii) all or substantially all of the assets of Borrower, (b) the failure of Control Persons, individually or collectively, to remain in operational control of Borrower (provided such operational control may be maintained by either one of the Control Persons), unless on or before 90 days (or such longer period as may be agreed to by Lender in its sole discretion) following the date of such failure, one or more successors acceptable to the Lender in its sole discretion has commenced employment with Borrower and is actively performing, in all material respects, the functions for Borrower previously performed by such Control Person, (c) the failure of (i) Control Persons, collectively, to maintain beneficial ownership, directly or indirectly, of at least 10% of the Equity Interests in Borrower; provided that, subject to Lender’s know your customer guidelines, Control Persons may transfer such ownership to a trust or such other estate planning vehicle for the benefit of the spouse, lineal descendants (including by adoption) and spouses of the lineal descendants of such Control Person or the estates thereof, so long as such Control Person remains the trustee or otherwise in operational control of such transferee, and (ii) Borrower to maintain beneficial ownership, directly or indirectly, of 100% of the Equity Interests in Guarantor.

“Closing Date” means the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means, collectively, the assets and rights and interest in or to property of any Person, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted to Lender, pursuant to the Security Instruments or otherwise.

“Collateral Assignment of Franchise and Royalty Agreements” means each Collateral Assignment of Franchise and Royalty Agreements made by any Loan Party in favor of Lender, as supplemented from time to time.

“Commitments” means Lender’s Term Loan Commitment and any commitments now or in the future hereunder.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.03(b) and other technical, administrative or operational matters) that Lender decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

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“Consolidated EBITDA” means, for any Measurement Period, for any Person, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes (and franchise tax in the nature of income tax) payable by such Person for such period, (iii) depreciation and amortization expense, (iv) other non-cash items of such Person reducing Consolidated Net Income which do not represent a cash item in such period or any future period, (v) (1) non-recurring miscellaneous expenses (as allowed by Lender), plus (2) transaction expenses arising in connection with the initial documentation and closing of this Agreement in an aggregate amount not to exceed $250,000, and (vi) an amount equal to the difference between rental expense as determined pursuant to GAAP and rental expense as determined on a cash basis (if GAAP basis rental expense is greater than cash basis rental expense), minus (b) the following to the extent included in calculating such Consolidated Net Income for such period:  (i) Federal, state, local and foreign income tax credits of such Person for such period, (ii) all non-cash items increasing Consolidated Net Income for such period, (iii) non-recurring miscellaneous income (as required by Lender), and (iv) an amount equal to the difference between rental expense as determined on a cash basis and rental expense as determined pursuant to GAAP (if cash basis rental expense is greater than GAAP basis rental expense).

“Consolidated EBITDAR” means, for any period, for any Person, Consolidated EBITDA for such period plus Rental Expense for such period.

“Consolidated Funded Indebtedness” means, with respect to any Person as of the date of computation, all outstanding liabilities for money borrowed and other interest-bearing liabilities, including current and long-term Indebtedness and all obligations under Capital Leases.

“Consolidated Interest Charges” means, for any period, for any Person, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of such Person with respect to such period under Capital Leases and Synthetic Lease Obligations that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for any Person on a consolidated basis, the net income of such Person for that period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Person” means (a) Paul W. Mobley, an individual, and (b) Scott Mobley, an individual.

“Copyrights” means all rights, title and interest (and all related IP Ancillary Rights) arising under any Law in or relating to copyrights and applications therefor.

“Debt Service” means, with respect to any Measurement Period, the sum (without duplication) of (a) the aggregate amount of all scheduled principal payments of Indebtedness of any Person during such period (other than optional or mandatory prepayments), whether or not payment was made during the Measurement Period, (b) Consolidated Interest Charges during such period, and (c) the aggregate amount of all actual payments due, whether or not payment was made during the Measurement Period, under Capital Lease obligations of such Person, all determined on a consolidated basis.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means when used with respect to Obligations, an interest rate equal to (a) with respect to Base Rate Loans or other Obligations, other than SOFR Loans, (i) the Base Rate plus (ii) the Applicable Margin, if any, applicable to Base Rate Loans plus (iii) 2% per annum; and (b) with respect to a SOFR Loan, (i) the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus (ii) 2% per annum.

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“Designated Deposit Account” means one or more deposit account of Borrower maintained with Lender or its Affiliates or such other U.S. bank account designated to Lender by Borrower pursuant to an Automated Clearing House debit authorization delivered to Lender in connection with this Agreement, as acceptable to Lender.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“ECP” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Environmental Laws” means (i) any and all applicable federal, state, regional, county or local laws, statutes, rules, regulations, ordinances, decrees or orders concerning public health, safety or the environment, whether now existing or hereafter enacted or promulgated, including, without limitation: (A) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC Section 9601, et seq.; (B) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984, 42 USC Section 6901, et seq.; (C) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC Section 1251, et seq.; (D) the Toxic Substances Control Act of 1976, 15 USC Section 2601, et seq.; (E) the Emergency Planning and Community Right to Know Act of 1986, 42 USC Section 11001, et seq.; (F) the Clean Air Act of 1966, as amended, 42 USC Section 7401, et seq.; (G) the National Environmental Policy Act of 1975, 42 USC Section 4321; (H) the Rivers and Harbors Act of 1899, 33 USC Section 401, et seq.; (I) the Endangered Species Act of 1973, as amended, 16 USC Section 1531, et seq.; (J) the Occupational Safety and Health Act of 1970, as amended, 29 USC Section 651, et seq.; (K) the Safe Drinking Water Act of 1974, as amended, 42 USC Section 300(f), et seq.; (L) all rules, regulations and guidance documents promulgated or published under the foregoing laws; and (M) any state, regional, county or local statute, law, rule, regulation, ordinance, decree or order relating to or imposing liability or standards of conduct concerning public health, safety or the environment; and (ii) includes, without limitation, those applicable federal, state, regional, county or local laws, statutes, rules, regulations, ordinances, decrees or orders relating to (A) releases, discharges, emissions or disposals into air, water, land or groundwater, (B) the withdrawal or use of groundwater, (C) the use, handling or disposal of polychlorinated biphenyls (PCBs), mercury, lead based paint, asbestos or urea formaldehyde, (D) the treatment, storage, disposal or management of hazardous substances (including petroleum, its derivatives, by products or other hydrocarbons) and any other solid, liquid or gaseous substance, exposure to which is prohibited, limited or regulated or may or could pose a hazard to the health and safety of the occupants of the Property or the property adjacent to or surrounding the Property, (E) the exposure of persons to toxic, hazardous or other controlled, prohibited or regulated substances, or (F) the transportation, storage, disposal, management or release of gaseous or liquid substances and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower or any of their respective Subsidiaries and involving the Collateral directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of, or exposure to, any Hazardous Materials, (c) the release or threatened release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

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“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Event of Default” has the meaning specified in Section 8.01.

“Event of Loss” means, with respect to any Collateral, any of the following:  (a) any loss, destruction or damage of such property or (b) any condemnation, seizure, or taking, by exercise of the power of eminent domain or otherwise, of such property, or confiscation of such property or the requisition of the use of such property.

“Excluded Hedging Contract Obligation” means, with respect to any Loan Party, any guarantee of any Hedging Obligations under a Related Hedging Contract if, and only to the extent that and for so long as, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Hedging Obligation under a Related Hedging Contract (or any guarantee thereof) is or becomes illegal under the CEA or any rule, regulation or order of the CFTC (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the CEA at the time the guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Hedging Obligation under a Hedging Contract.  If a Hedging Obligation under a Related Hedging Contract arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation under a Related Hedging Contract that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to Lender or any other recipient of any payment to be made by or on account of any Obligation of Borrower under the Loan Documents, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, that are imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) in the case of Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 10.17) or (ii) Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to Lender’s assignor immediately before Lender became a party hereto or to Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 3.01(d), and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, proceeds of an Event of Loss (and payments in lieu thereof) and indemnity payments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

“Facility” means, individually or collectively, the Term Loan Facility and any other credit facility hereunder.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with)  any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.

“Federal Funds Rate” means, for any day, the greater of (a) Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.  Lender shall not be obligated to give notice of any change in the Federal Funds Rate.

“Final Satisfaction” means the date all of the following have occurred: (a) termination of the Commitments, (b) payment and satisfaction in full of all Loans and all other Obligations (excluding contingent indemnification obligations) under the Loan Documents and all Obligations (excluding contingent indemnification obligations) arising under Related Hedging Contracts that Lender has theretofore been notified in writing by the holder of such Obligation are then due and payable, (c) deposit of cash collateral with respect to all contingent indemnification obligations in amounts and on terms and conditions and with parties satisfactory to Lender and each Indemnitee that is, or may be, owed such Obligations (excluding contingent indemnification obligations as to which no claim has been asserted) and (d) to the extent requested by Lender, receipt by Lender of liability releases from Loan Parties each in Proper Form.

“Fiscal Period” means any fiscal period of Borrower, as determined by Borrower’s fiscal calendar.

“Fiscal Quarter” means each three-month period occurring during each Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower consisting of 12 months and ending in December of each calendar year.  Any reference to a Fiscal Year identified by reference to a calendar year number shall mean the Fiscal Year ending in December of such calendar year.

“Fiscal Year 2025 Form 10-K” means the annual report on Form 10-K filed by Borrower with the SEC under the Securities Exchange Act of 1934, as amended, for the year ended December 31, 2025.

“Floor” means, a per annum rate equal to insert 0%.

“Franchise Agreement” means each license, franchise agreement, area development agreement, or any other such similar agreement as in effect on the Closing Date and in the future, together with all amendments, assignments, restatements, extensions, supplements, and exhibits thereto and relating to each Franchised Unit Location.

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“Franchised Unit Location” means each Restaurant location operated by a Franchisee pursuant to a Franchise Agreement, as listed in Annex A to the Franchised Unit Location Certificate.

“Franchised Unit Location Certificate” means that certain Franchised Unit Location Certificate in favor of Lender, as updated from time to time.

“Franchisee” means the applicable Person granted a right by Borrower to operate a Restaurant, as franchisee, pursuant to a Franchise Agreement.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or  contingent indemnification obligations to the extent no claim giving rise thereto has been asserted in connection with the issuance of Indebtedness or securities, any Disposition or any acquisition of assets permitted under this Agreement.  The amount of any Guarantee shall be deemed to be (a) an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means (a) RH ROANOKE, INC., an Indiana corporation, and (b) any other Person that becomes a guarantor of all or part of the Obligations after the Closing Date.

“Guarantor Security Agreement” means the Guarantor Security Agreement made by Guarantor in favor of Lender, as supplemented from time to time.

“Guaranty Agreement” means that certain Guaranty executed by Guarantor in favor of Lender in form and substance acceptable to Lender.

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“Hazardous Materials” means any substances, chemicals, materials, or elements in any physical state (liquid, solid, gaseous/vapor, etc.) that are prohibited, limited or regulated by the Environmental Laws, or any other substances, chemicals, materials, or elements that are defined as “hazardous” or “toxic,” or otherwise regulated, under the Environmental Laws, or that are known or considered to be harmful, hazardous or injurious to the health or safety of occupants or users of the Real Property.  The term Hazardous Materials shall also include any substance, chemical, material, or element in any physical state (liquid, solid, gaseous/vapor, etc.) (i) defined as a “hazardous substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. §§ 9601, et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, and as further amended from time to time, and regulations promulgated thereunder; (ii) defined as a “regulated substance” within the meaning of Subtitle I of the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991 6991i), as amended from time to time, and regulations promulgated thereunder; (iii) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act (33 U.S.C. § 1321), as amended from time to time, and the regulations promulgated thereunder, or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. § 1317), as amended from time to time, and the regulations promulgated thereunder; (iv) defined as “hazardous”, “toxic”, or otherwise regulated, under any Environmental Laws adopted by the state in which the Real Property is located, or its agencies or political subdivisions; (v) which is petroleum, petroleum products, ethanol, methyl tertiary butyl ether or derivatives or constituents of or vapors from any of the foregoing; (vi) which is asbestos or asbestos containing materials; (vii) the presence of which requires notification, investigation or remediation under any Environmental Laws or common law; (viii) the presence of which on the Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Real Property; (ix) the presence of which on adjacent properties would constitute a trespass by Indemnitor; (x) which is urea formaldehyde foam insulation or urea formaldehyde foam insulation containing materials; (xi) which is mercury or mercury containing materials; (xii) which is lead base paint or lead base paint containing materials; (xiii) which are polychlorinated biphenyls or polychlorinated biphenyl containing materials; (xiv) which is radon or radon containing or producing materials; (xv) which is or contains excessive moisture, mildew, mold, microbial contamination, microbial growth or other fungi, or biological agents that can or are known to produce mycotoxins or other bioaerosols, such as antigens, bacteria, amoebae and microbial organic compounds or other similar matter, in each case that poses a risk to human health or the environment, or has an adverse impact on the value of the Real Property (herein referred to as “toxic mold”); (xvi) which is a vapor from volatile chemicals or any other toxic or hazardous materials, including petroleum hydrocarbons, from a subsurface soil, groundwater or other source; (xvii) which by any laws of any governmental authority requires special handling in its collection, storage, treatment, or disposal; or (xvii) which is designated, classified or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under the Emergency Planning and Community Right to Know Act (42 U.S.C. §11001 et seq.), the Federal Hazardous Materials Transportation Law (49 U.S.C. §5101 et seq., formerly the Hazardous Materials Transportation Act, 49 App U.S.C. §1801 et seq.), or the Clean Air Act (42 U.S.C. §7401 et seq.).

“Hazardous Materials Activity” means any activity, event or occurrence involving a Hazardous Material, whether foreseen or unforeseen at the time of execution of this Indemnity, except any activity, event or occurrence in the normal course of business that is in strict compliance with the applicable Environmental Laws, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.

“Hedge Counterparty” means any party hereto who is party to a Hedging Contract with one or more Hedge Providers, whether at inception, by novation, or otherwise, including any successors to such party.

“Hedge Provider” means each Person who is the counterparty to a Hedging Contract with a Loan Party, whether at inception, by novation, or otherwise, including any successors to such party.

“Hedging Contract” means any and all rate swap transactions, foreign exchange transactions, credit derivative transactions and commodity transactions, including, but not limited to, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross‑currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.

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“Hedging Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Hedging Termination Value” means, in respect of any one or more Hedging Contracts, after taking into account the effect of any netting agreement relating to such Hedging Contracts, for any date on which such Hedging Contracts have been closed out, the termination value determined in accordance therewith.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit, bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Hedging Contract; (d) indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (g) obligations under Capital Leases or other similar financing leases of such Person; (h) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person; and (i) all guarantees of such Person in respect of any of the foregoing.  The amount of any net obligation under any Hedging Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning specified in Section 9.07.

           “Interest Period” means the period from and including the Borrowing Date, to but excluding the first Payment Date to occur after such date, and each one-month period thereafter ending on but excluding the next Payment Date; provided, however, no Interest Period shall extend beyond the Maturity Date.

           “Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

           “Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any applicable Laws in or relating to internet domain names.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in, to or for another Person or business unit thereof, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but adjusted to give effect to (x) the aggregate amount of cash repayments of principal on Investments constituting loans or advances or (y) the Net Cash Proceeds from the sale of any such Investments.

“IP License” means all material Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

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“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means (a) other than with respect to the Owned Location in Roanoke, Virginia, each operating lease of Real Property, or both Real Property and personal property, related to the operations of the Restaurant, and (b) with respect to the Owned Location in Roanoke, Virginia, that certain Food Services Agreement granting Guarantor the license to operate a Restaurant on the subject Real Property.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means the office or offices, address and, as appropriate, account of Lender as set forth on Schedule 9.02, or such other office or offices, address or account as Lender may from time to time notify Borrower.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” or “Loans” means an extension of credit by Lender to Borrower under Article II.

“Loan Documents” means this Agreement, each Note, the Guaranty Agreement, any Subordination Agreement, environmental indemnity agreement and each Security Instrument and all other documents, agreements and certificates executed or delivered in connection with or contemplated by this Agreement or other document evidencing or securing the Loan.

“Loan Party” means Borrower, any Guarantor, and each Person granting a Lien on any Collateral to Lender.

“Losses” means any and all losses, liabilities, damages, demands, claims (including, without limitation, claims for injuries to person or damage to property or natural resources and claims for injunctive relief), actions, judgments, causes of action, charges, assessments, penalties, interest, costs and expenses (including, without limitation, the reasonable fees and disbursements of legal counsel and accountants).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Loan Parties taken as a whole; (b) a material adverse effect upon the ability of Borrower to perform its obligations under any Loan Document to which it is a party; (c) a material adverse effect upon the rights and remedies of Lender under any Loan Document of Borrower; or (d) a material adverse effect upon the Collateral, Lender’s Liens on the Collateral, or the priority of such Liens.

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“Material Contract” means, as to Borrower or any Loan Party, any supply, franchise, purchase, service, employment, management, tax, indemnity, shareholder or other agreement or contract (other than the Obligations, the Lease or the Franchise Agreements) for which the aggregate amount or value of services performed or to be performed for or by, or funds or other property transferred or to be transferred to or by, any Person pursuant to such agreement or contract (to which such Person is a party or by which any such Person or any of its properties is otherwise bound) during any Fiscal Year exceeds the Threshold Amount or which is otherwise material to the operation of its and their business, provided, however, that for avoidance of doubt agreements or contracts involving an amount greater than the Threshold Amount as to which a Loan Party is not obligated to provide or pay for products or services shall not be deemed a Material Contract.

“Maturity Date” means, with respect to each Facility, the fifth anniversary of the Closing Date (or in the event that such date is not a Business Day, the immediately preceding Business Day), or such earlier date upon which the outstanding principal amounts of the Loans, including all accrued and unpaid interest, are either due and payable or are otherwise paid in full in accordance with the terms hereof or the Commitments have been terminated pursuant to Section 8.02.

“Measurement Period” means, at any date of determination, the most recently completed four Fiscal Quarters.

“Mortgage” means any mortgage, deed of trust or similar instrument, now or hereafter, encumbering any Owned Location in favor of Lender.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means the aggregate cash proceeds received by any Loan Party in respect of (i) the sale or transfer of any property or assets (other than as permitted pursuant to Sections 7.04(a), (b), and (c)), (ii) the issuance of any debt or additional Equity Interests in any Loan Party (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in connection with (i) or (ii) above), net of the direct costs relating to (i) or (ii) above (including, without limitation legal, accounting and investment banking and other customary fees and expenses, and sales commissions), amounts required to be applied to the repayment of Indebtedness secured by a Lien permitted hereunder on any asset subject to such sale or transfer, taxes paid or payable as a result thereof, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, but excluding the proceeds from a Stock Option Plan Transfer, or (iii) Extraordinary Receipt.

“New Owned Location” means any Restaurant property location added to Schedule 1.01 or otherwise developed, leased or acquired by Borrower after the Closing Date.

“Note” means a promissory note or notes made by Borrower in favor of Lender evidencing the Loans.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or any Related Credit Arrangement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Affiliate thereof in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that Obligations of any Loan Party shall not include any Excluded Hedging Contract Obligations solely of such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

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“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Owned Locations” means, collectively, the property locations owned by the Loan Parties, in fee, leased, or, in the case of the Roanoke, Virginia location, licensed as described on Schedule 1.01, and each New Owned Location.

“Participant” has the meaning specified in Section 9.06(b).

“Patents” means all rights, title and interest (and all related IP Ancillary Rights) arising under any Law in or relating to letters patent and applications therefor.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time.

“Payment Date” means (a) the tenth day of each calendar month, commencing on July 10, 2026, occurring prior to the Maturity Date, and (b) the Maturity Date (or, in the event that any such date is not a Business Day, the immediately following Business Day).

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Liens” has the meaning specified in Section 7.01.

“Permitted Purchase Money Indebtedness” means Indebtedness of Borrower with respect to Capital Leases or purchase money financing for new or replacement operating equipment at the Restaurants not to exceed, in the aggregate, the Threshold Amount.

 “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Post-Distribution Fixed Charge Coverage Ratio” means, with respect to Borrower and its consolidated Affiliates, as of date of determination, for the Measurement Period, the ratio of (a) the sum of Consolidated EBITDAR minus income taxes paid in cash, Restricted Payments made in accordance with Section 7.05 not otherwise expensed on the applicable income statement and minus increases in loan receivables from officers or Equity Interest holders during such period to (b) Debt Service plus Rental Expense for such period.

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“Prepayment Fee” means (a) 1.00% of the amount being prepaid if paid on or before the second anniversary of the Closing Date, and (c) 0.00% of the amount being prepaid if paid after the second anniversary of the Closing Date.

“Prime Rate” means the floating per annum rate of interest most recently published in the Money Rates column of The Wall Street Journal as the prime or base rate as in effect from time to time.  If publication of The Wall Street Journal is discontinued (or if The Wall Street Journal ceases to publish the Prime Rate), Lender, in its sole discretion, shall designate another daily financial or governmental publication of national circulation to be used to determine the Prime Rate.  The effective date of any change in the Prime Rate shall for purposes hereof be the date such change is so published.  Lender shall not be obligated to give notice of any change in the Prime Rate. The Prime Rate is not necessarily the lowest rate of interest that Lender charges its customers.

“Proper Form” means in form and substance satisfactory to Lender and its legal counsel, in their sole and absolute discretion.

“Properly Contested” means contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP.

“Public Lender” has the meaning specified in Section 6.02.

“Qualified Keepwell Provider” means with respect to any Hedging Obligation arising under a Related Hedging Contract, each Loan Party that is, at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Hedging Obligation, (i) a corporation, partnership, proprietorship, organization, trust, or other entity (other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder) that has total assets exceeding $10,000,000 or (ii) an ECP that can cause another Person to qualify as an ECP at such time under Section 1a(18)(A)(v)(II) of the CEA by entering into a keepwell.

“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.

“Real Property” means the real property interest at a particular Unit Location, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.

“Real Property Support Documents” means all collateral support documents with respect to the Real Property and related items with respect to any Owned Location, subject to a Mortgage, including without limitation, (a) title insurance as required by Lender, including any endorsements required by Lender, (b) survey if required by Lender, (c) (i) for Real Property owned in fee by Borrower, any operating leases and subordination and attornment agreements related thereto, and (ii) for Real Property leased by Borrower, the Lease, including, as applicable, any prime leases, subleases and assignments of Lease, the subordination of any Lien of the landlord in the Collateral as required by Lender, a recorded or recordable memorandum of Lease, an estoppel and consent to mortgage agreement from the landlord, and subordination, non-disturbance and attornment agreement from any fee mortgagee, each as may be required by Lender, and any other Lease related documents as Lender may request, (d) environmental reports or questionnaires required by Lender, (e) flood hazard certifications and satisfactory evidence of flood insurance on any Owned Location located in a Special Flood Hazard Area, (f) appraisals to the extent required by Lender, and (g) any other Real Property related documents as Lender may reasonably request.

“Refinancing” means the refinancing of Borrower’s existing long-term indebtedness in effect immediately before the date of this Agreement, including any subordinated indebtedness, the retirement of existing warrants and payment of related pre-payment premiums and related closing costs.

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“Related Credit Arrangements” means, collectively, any Related Hedging Contracts and any Related Treasury Management Arrangements.

“Related Hedging Contract” means any Hedging Contract with any Loan Party that (a) is in effect on the Closing Date with a Hedge Provider that is a Lender or an Affiliate of a Lender as of the Closing Date or (b) is entered into on or after the Closing Date with a Hedge Provider that is a Lender or an Affiliate of a Lender at the time such Hedging Contract is entered into.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Related Treasury Management Arrangements” means all arrangements for the delivery of cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements, to or for the benefit of any Loan Party which are now or hereafter entered into or maintained with Lender or an Affiliate of Lender.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Rental Expense” means, for any period, all rental expense of Borrower, determined on a consolidated basis in accordance with cash accounting.

“Repayment Schedule” means the repayment schedule provided by Lender on or about the Closing Date to be attached to the respective Note for such Loan.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or manager (in the case of a limited liability company) of a Loan Party.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restaurant” means the operation of a Noble Roman’s Pizza, Noble Roman’s Craft Pizza & Pub, and Tuscano’s Italian Style Subs, as such concept is maintained as of the Closing Date, and such other new pizza-related restaurant concepts as may be approved by Lender in its sole discretion.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), (c) any option, warrant or other right to acquire any such dividend or other distribution, loan, advance, or payment or any management fee paid to any shareholder, member or Affiliate of any Loan Party or (d) any payment, including by way of loan, to any Subsidiary or any Affiliate other than a Loan Party.

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“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions(at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, the Canadian government, His Majesty’s Treasury or other relevant sanctions authority in any of the foregoing jurisdictions, (b) any Person located, operating, organized or resident in a country, region or territory which is itself the subject or target of any Sanctions or (c) any Person that is, or is owned or controlled by any such Person or Persons, described in the foregoing clause (a) or (b) or by any such Person or Persons that is the subject or target of any Sanctions.

“Sanctions” means any sanctions or restrictive measures enacted, administered, imposed or enforced by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, the Canadian government, His Majesty’s Treasury, or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, with respect to each of the Security Instruments, Lender, and each Affiliate of the Lender, which Affiliate is party to a Related Credit Arrangement.

“Security Agreement” means the Security Agreement made by Borrower in favor of Lender, as supplemented from time to time.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Guarantor Security Agreement, the Short Form IP Security Agreement, the Collateral Assignment of Franchise and Royalty Agreements, any Mortgages, and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party shall grant or convey to Lender a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Obligations, any other obligation under any Loan Document and any obligation or liability arising under any Related Credit Arrangement.

“Senior Leverage Ratio” means, with respect to Borrower as of date of determination, for the Measurement Period, the ratio of (a) Consolidated Funded Indebtedness, minus Subordinated Indebtedness, to (b) Consolidated EBITDA.

“Short Form IP Security Agreement” means the Short Form Intellectual Property Security Agreement made by Borrower in favor of Lender, as supplemented from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solvent” means, when used with respect to any Person, that at the time of determination: (a) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including contingent obligations; (b) it is then able and expects to be able to pay its debts as they mature; and (c) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

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“Stock Option Plan” means Borrower’s incentive program with respect to the issuance, redemption, or transfer of an Equity Interest in Borrower to key employees conducted consistent with Borrower’s historical practices.

“Stock Option Plan Transfer” means the issuance from Borrower, the redemption by Borrower, or the transfer from any Equity Interests owners from time to time of Equity Interests in connection with the Stock Option Plan, so long as no such transfers in the aggregate shall cause a change in ownership of more than 5.0% of Borrower.

“Subordinated Indebtedness” means any Indebtedness of any one or more of Borrower as permitted by Lender in its sole discretion and subordinated to the Obligations as to payment or security and having such terms satisfactory to Lender. As of the Closing Date, there is no Subordinated Indebtedness.

“Subordination Agreement” means that any subordination or intercreditor agreement in favor of Lender pursuant to which the Subordinated Indebtedness is subordinated, in payment or as to security, to the Obligations and in form and substance acceptable to Lender.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.

“Supported Guarantor” means with respect to a Hedge Counterparty, each Loan Party in respect of Hedging Obligations of such Hedge Counterparty that is, as of the Eligibility Date, (i) a corporation, partnership, proprietorship, organization, trust or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that would not be an ECP on the Eligibility Date but for the effect of the keepwell terms of this Agreement; or (ii) a Person that the CFTC has determined is eligible to qualify as an ECP under Section 1a(18) of the CEA by virtue of being a beneficiary of a keepwell and that would not qualify as an ECP but for the effect of the keepwell terms of this Agreement.

“Synthetic Lease Obligations” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means each Loan made pursuant to Section 2.01 of this Agreement.

“Term Loan Amortization Date” means, with respect to any Term Loan, (a) the Borrowing Date for such Loan if such Borrowing Date occurs on the tenth calendar day of the month, or (b) the first Payment Date to occur after the Borrowing Date for such Loan if such Borrowing Date does not occur on the tenth calendar day of the month.

“Term Loan Amortization Period” means, with respect to any Term Loan, a period of 60 months commencing on the Term Loan Amortization Date.

“Term Loan Commitment” means, collectively, Lender’s obligation to fund a Term Loan pursuant to Section 2.01 of this Agreement in a principal amount up to the maximum commitment amount set forth on Schedule 2.

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“Term SOFR” means, for any Interest Period, a rate per annum equal to the Term SOFR Reference Rate for a tenor of one month that appears on the applicable page of the Term SOFR Administrator website that sets forth the Term SOFR Reference Rates (or that is distributed by such other service selected by Lender from time to time that provides quotations of Term SOFR) on the day (the “Rate Setting Date”) that is two U.S. Government Securities Business Days prior the first day of such Interest Period; provided that:

(a) if such rate is not so published on such Rate Setting Date and so long as a Benchmark Replacement has not replaced Term SOFR Reference Rate, the Term SOFR Reference Rate used for such Interest Period shall be the Term SOFR Reference Rate for such tenor most recently published by the Term SOFR Administrator prior to such Rate Setting Date, and

(b) if Term SOFR for any Interest Period would otherwise be less than the Floor, Term SOFR for such Interest Period will be deemed to be the Floor.

“Term SOFR Administrator” means CME Benchmark Administration Limited (CBA) (or any successor) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $250,000.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Law in or relating to trade secrets.

“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) arising under any applicable Laws in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“United States” and “U.S.” mean the United States of America.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03. Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein. To the extent any defined term states that it is determined “on a consolidated basis”, such consolidation shall be in accordance with GAAP applied on a consistent basis.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Lender); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidated Affiliates. To the extent used herein, Borrower and its consolidated Affiliates shall mean as consolidated in accordance with GAAP.

1.04. Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06. Rates. Lender does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the administration of, submission of, calculation of or any other matter related to Base Rate, Term SOFR Reference Rate or Term SOFR or any component definition thereof or rates referred to in the definition thereof or any alternative, successor, or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor, or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, Term SOFR Reference Rate, or Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Lender and its Affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, Term SOFR, Term SOFR Reference Rate, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to Borrower. Lender may select information sources or services in its reasonable discretion to ascertain Base Rate, Term SOFR, Term SOFR Reference Rate, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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1.07.  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware Law (or any comparable event under a different jurisdictions’ Laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interest at such time.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01.  Term Loan Facility.  Subject to the terms and conditions of this Agreement, upon the satisfaction of all conditions precedent pursuant to Section 4.01, Lender agrees to make a Loan to Borrower in a single Borrowing on the Closing Date in a principal amount not to exceed the lesser of (a) the sum of (i) the amount of the Refinancing, and (ii) such closing costs, fees and expenses as are incurred in connection with the transactions contemplated by this Agreement, and (b) the Term Loan Commitment (“Term Loan”).  Borrower shall not have the right to request, and Lender shall not be obligated to make, this Term Loan until the satisfaction of all such conditions precedent.  At Closing, Borrower shall execute and deliver to Lender a Note evidencing such Term Loan.  Principal amounts paid on Term Loan may not be reborrowed.

2.02.  [Reserved].

2.03.  [Reserved].

2.04.  Borrowings.  Each Borrowing shall be made upon Borrower’s irrevocable Borrowing Request received by Lender prior to 11:00 a.m. on the date which is three Business Days prior to the requested Borrowing Date.  Except as provided herein, each Borrowing shall be of a SOFR Loan.  Such Borrowing Request shall specify (i) the amount of such Borrowing, which shall not be less than $100,000 in aggregate and (ii) the requested Borrowing date, which shall be a Business Day.  Unless Lender is otherwise directed in the Borrowing Request by Borrower, the proceeds of each requested Borrowing after the Closing Date will be made available to Borrower by Lender by deposit to the Designated Deposit Account (or as otherwise instructed by Borrower in writing acceptable to Lender) in the full principal amount of the Loan.

2.05. Prepayments.

(a) Optional Prepayment. Borrower may, upon irrevocable notice to Lender, voluntarily prepay any Loan in whole or in part from time to time on any Business Day; provided that (i) such notice must be received by Lender not later than (A) 10:00 am on the date of prepayment, in the case of Base Rate Loans or (B) 10:00 a.m., two Business Days prior to any date of prepayment in the case of Term SOFR Loans, (ii) any such prepayment shall be accompanied by payment of the Prepayment Fee, if applicable, (iii) any prepayment of any Term Loan shall be of the entire outstanding principal balance of such Loan, and (iv) any partial prepayment of the Loans shall be in a minimum amount of $100,000. Each such notice shall specify the date and amount of such prepayment and the type(s) of Loans to be prepaid. Each such prepayment in accordance with this Section shall be applied as directed by Borrower; provided, however, amounts applied to any Term Loan shall be applied to amounts due thereunder in inverse order of maturity. Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.Any prepayment shall be without prejudice to Borrower’s obligations under any Hedging Contract, which shall remain in full force and effect subject to the terms of such Hedging Contract (including provisions that may require a reduction, modification or early termination of a swap transaction, in whole or in part, in the event of such prepayment, and may require Borrower to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

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(b) Mandatory Prepayments.

(i) Net Cash Proceeds. Borrower shall make a prepayment, without Prepayment Fee, in an amount equal to 100% of all Net Cash Proceeds in excess of $150,000 received by Borrower; provided, that, no Default or Event of Default has occurred and is continuing, (A) with respect to any Net Cash Proceeds received by Borrower from the proceeds of an Event of Loss in connection with Real Property secured by a Mortgage, such Net Cash Proceeds may be applied in accordance with the applicable Mortgage; and (B) with respect to any such Net Cash Proceeds received by Borrower from the proceeds of any Disposition permitted hereunder or any Extraordinary Receipts, in either case, for which Borrower shall have given Lender written notice of its intention to reinvest (or commit to reinvest) such Net Cash Proceeds in improvements, personal property and equipment used by Borrower at the Owned Locations (including the repair, restoration or replacement of applicable assets) within 180 days following Borrower’s receipt of such Net Cash Proceeds (provided that if, prior to the expiration of such 180 day period, Borrower shall have entered into a binding agreement providing for such investment on or prior to the expiration of an additional 90 day period, such 180 day period shall be extended to the date provided for such investment in such binding agreement), such Net Cash Proceeds shall not be subject to the provisions of this clause unless and to the extent that such applicable period shall have expired without such reinvestment having been made. Notwithstanding anything to the contrary in clause (B), upon the death of Paul W. Mobley or A Scott Mobley, the Borrower shall be permitted to use up to $150,000 of proceeds of life insurance policies, in the aggregate for both such Persons, for purposes any costs and expenses deemed necessary by the Borrower to find and secure one or more successor(s) to the deceased.

(ii) Making of Prepayments. Each prepayment pursuant to this Section 2.05(b) will be made within five Business Days of the receipt of such Net Cash Proceeds and upon not less than three Business Days’ prior written notice to Lender, which notice shall include a certificate of a Responsible Officer of Borrower setting forth in reasonable detail the calculations utilized in computing such Net Cash Proceeds. Each prepayment pursuant to this subsection shall be applied to the Term Loan to scheduled principal payments in inverse order of maturity.

2.06. Scheduled Principal Payments.

(a) Term Loan. Commencing with the first Payment Date to occur after the applicable Term Loan Amortization Date for the Term Loan, and each Payment Date thereafter on and including the Maturity Date, Borrower shall repay the principal amount of the Term Loan in accordance with the applicable Repayment Schedule. Such repayment schedule shall reflect the original principal amount of such Loan and the regular monthly principal payments to be made by Borrower on a modified mortgage style amortization based upon the applicable Term Loan Amortization Period (which amounts shall be conclusive and binding for all purposes). Borrower shall repay the outstanding principal amount of the Term Loan on the Maturity Date.

2.07. Interest; Late Fees.

(a) Interest Rate. Except as otherwise provided herein, each Loan shall be a SOFR Loan and, commencing on the Borrowing Date for such Loan, shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Margin. If any Loan is or becomes a Base Rate Loan, such Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b) Payments. Commencing with the first Payment Date to occur after the Borrowing Date for a particular Loan, and each Payment Date thereafter on and including the Maturity Date, Borrower shall pay all unpaid and accrued interest on each such Loan.

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(c) Continuance and Conversion. Except as otherwise provided herein, each SOFR Loan shall be continued automatically on the last day of an Interest Period for such SOFR Loan. During the existence of a Default, no Loans may be requested or continued as SOFR Loans without the consent of Lender and, except as provided in Sections 3.02 or 3.03, no outstanding SOFR Loans shall convert to a Base Rate Loan unless Lender otherwise consents.

(d) Rate Notice. Lender shall promptly notify Borrower of the interest rate applicable to any Loan upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Lender shall notify Borrower of any change in Lender’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) Default Rate. If any amount payable by Borrower or any other Loan Party under any Loan Document is not paid when due, whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter (but only until such amount is paid) bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Upon the request of Lender, while any Event of Default exists, Borrower shall pay interest on all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(f) Debtor Relief Law. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g) Late Fees. Any sums payable under the Loan Documents not paid within 10 days of the applicable due date shall be subject to a late charge equal to the lesser of (i) 5% of the overdue amount, or (ii) the maximum amount permitted by applicable Laws.

2.08. Fees. Borrower shall pay to Lender a closing fee in the amount of $35,250.

2.09. Computation of Interest and Fees. All computations of fees and interest on any Loan shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.07, bear interest for one day. Each determination by Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10. Evidence of Debt. The Loans made by Lender shall be evidenced by one or more accounts or records maintained by Lender in the ordinary course of business, which accounts or records shall be conclusive absent manifest error of the amount of the Loans made by Lender to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by Lender and the accounts and records of Lender, the accounts and records of Lender shall control in the absence of manifest error. Borrower shall execute and deliver to Lender a Note for each Loan or Facility, as applicable, in accordance with the terms and conditions herein, which Note shall evidence the Loans in addition to such accounts or records. In addition to the applicable Repayment Schedule, Lender may attach additional schedules to each Note and endorse thereon the date, type of Loans (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.11. Payments Generally. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Lender, for the account of the respective Lenders to which such payment is owed, at Lender’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the respective dates specified herein. Borrower hereby authorizes and directs Lender and agrees that on the Business Day on which any payment of principal, interest and/or fees are due, Lender may automatically charge the Designated Deposit Account for such payment. All payments received by Lender after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue through such Business Day as payment is received. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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2.12. [Reserved].

2.13. Keepwell. Each Qualified Keepwell Provider with respect to a Hedge Counterparty hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other credit support as may be needed by any Supported Guarantor of such Hedge Counterparty from time to time to honor all of such Supported Guarantor’s obligations under any Guarantee in respect of Hedging Obligations of such Hedge Counterparty (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such party’s obligations hereunder voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of a Qualified Keepwell Provider with respect to any Hedge Counterparty under this paragraph shall remain in full force and effect until all Hedging Obligations of such Hedge Counterparty in respect of which a Supported Guarantor has provided a Guarantee have been indefeasibly paid and performed in full. The parties intend this provision to constitute, and this provision shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Supported Guarantor for all purposes of the CEA.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01.  Taxes.  Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.   For purposes of this Section, the term “applicable law” includes FATCA.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of Lender requires the deduction or withholding of any Tax from any such payment by Lender or Borrower, then Lender or Borrower, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes. Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of Lender timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by Loan Parties. Loan Parties shall jointly and severally indemnify Lender (each, a “Recipient”), within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by any Recipient (with a copy to Lender), or by Lender on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

3.02.  Illegality.  If Lender shall determine that any Change in Law or that any central bank or other Governmental Authority has asserted that it is unlawful, for Lender to make, maintain, or fund SOFR Loans or to determine or charge interest based upon SOFR, Term SOFR Reference Rate, or Term SOFR, then, on notice thereof by Lender to Borrower (an “Illegality Notice”), (a) the obligation of Lender to make or maintain SOFR Loans shall be suspended until Lender shall have notified Borrower that the circumstances giving rise to such determination no longer exists, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by Lender without reference to clause (c) of the definition of “Base Rate”, in each case until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of an Illegality Notice, Borrower shall prepay in full all SOFR Loans then outstanding, together with interest accrued thereon, together with any amounts required to be paid in connection therewith pursuant to Section 3.05; provided, however, Borrower may elect, by giving notice to Lender that all Loans outstanding or which would otherwise be made by Lender as SOFR Loans shall be converted to and funded as Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by Lender without reference to clause (c) of the definition of “Base Rate”) on the last day of the Interest Period therefor, if Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until it is no longer illegal for Lender to determine or charge interest rates based upon SOFR, Term SOFR Reference Rate, or Term SOFR.

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3.03.  Inability to Determine Rates; Benchmark Replacement.

(a) Temporary Inability to Determine Rates. If Lender shall have determined in good faith that adequate and reasonable means do not exist for ascertaining the Term SOFR for any requested Interest Period with or that the Term SOFR for any requested Interest Period does not adequately and fairly reflect the cost to Lender of funding or maintaining such Loan, Lender will forthwith give notice of such determination to Borrower. Thereafter, the obligation of Lender to make or maintain SOFR Loans hereunder shall be suspended until Lender revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any Borrowing Request then submitted by it. If Borrower does not revoke such notice, Lender shall make, convert or continue the Loans, as proposed by Borrower, but such Loans shall be made, converted or continued as Base Rate Loans.

(b) Benchmark Replacement.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Lender may replace the then-current Benchmark with a Benchmark Replacement by notice to Borrower and beginning on the date specified in such notice.

(ii) Conforming Changes. In connection with the use, administration, or implementation of a Benchmark Replacement, Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. Lender will promptly notify Borrower of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b). Notwithstanding anything to the contrary herein or in any other document related hereto, (x) any notice permitted or required to be given to Borrower under this Section 3.03(b) shall be given in writing and may be sent by telefacsimile, nationally recognized overnight courier, first class, certified or registered mail or electronic mail, in each case, to the telefacsimile number, address or electronic mail address for such party in any other document related hereto or, in the event of a change to such telefacsimile number, address or electronic mail address, to such other telefacsimile number, address or electronic mail address that has been identified by such party for the purpose of receiving notices from time to time; and (y) any notices permitted or required to be given to Lender under this Section 3.03(b) shall be given in writing and, unless Lender otherwise directs by written notice to such party, shall be sent exclusively to LIBORtransition@wintrust.com or another electronic mail address that has been identified by Lender to Borrower.

(iv) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate then Lender may remove any tenor of such Benchmark that is unavailable, non-compliant with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, or non-representative and (B) Lender may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

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(v) Benchmark Unavailability. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Borrower’s receipt of notice from Lender that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.

3.04.  Increased Costs; Reserves on SOFR Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans and the result of any of the foregoing shall be to increase the cost to Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If Lender determines that any Change in Law affecting Lender or any lending office of Lender or Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on Lender’s capital or on the capital of Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of Lender or the Loans made by, Lender to a level below that which Lender or Lender’s holding company could have achieved but for such Change in Law (taking into consideration Lender’s policies and the policies of Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of Lender setting forth the amount or amounts necessary to compensate Lender or its holding company, as the case may be, as specified in paragraph (a), (b) or (c) of this Section and delivered to Borrower, shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.05.  Funding Losses.  Borrower agrees to reimburse Lender and to hold Lender harmless from any loss, cost, or expense which Lender may sustain or incur as a consequence of:

(a) the failure of Borrower to make any payment or mandatory prepayment of principal of any SOFR Loan (including payments made after any acceleration thereof);

(b) the failure of Borrower to borrow a Loan after the Borrower has given (or is deemed to have given) a Borrowing Request;

(c) the failure of Borrower to make any prepayment (i) after Borrower has given a notice in accordance with Section 2.05, or (ii) on the last day of the relevant Interest Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise); or

(d) the conversion of any SOFR Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period;

including any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable. A certificate of Lender setting forth any amount or amounts that it is entitled to receive pursuant to this Section shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

3.06.  Survival.  All of Borrower’s obligations under this Article III shall survive Final Satisfaction.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSION

4.01.  Conditions of Closing.  The obligation of Lender to enter into this Agreement and make any Loan hereunder is subject to satisfaction of the following conditions precedent:

(a) Lender’s receipt of the following, each of which shall be originals or, if permitted by Lender, copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in Proper Form:

(i) executed counterparts of this Agreement and each other Loan Document, sufficient in number for distribution to Lender;

(ii) a Note or Notes executed by Borrower in favor of Lender;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party (other than individuals) as Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) certified Organization Documents of each Loan Party (other than individuals), and such other documents and certifications as Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Loan Parties’ counsel, addressed to Lender, covering such matters as requested by Lender;

(vi) the Lease for each Owned Location and such due diligence including a copy of any agreements or documents related to such Lease as maybe requested by Lender;

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(vii) a list and description of each Franchise Agreement, and the form of Franchise Agreement used by Borrower in its FDD filing;

(viii) a true, accurate and complete list of all Intellectual Property that each Credit Party owns, licenses or has the right to use;

(ix) search results of the Uniform Commercial Code the United States Patent and Trademark Office and applicable jurisdictions for tax and judgment liens showing only Permitted Liens;

(x) delivery of Uniform Commercial Code financing statements (or continuations thereof)and the Short Form IP Security Agreement all suitable in form and substance for filing in all places required by applicable Law to perfect the Liens of Lender under the Security Instruments as a first priority Lien (subject only to Permitted Liens) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable Law to perfect the Liens of Lender under the Security Instruments as a first priority Lien in and to such other Collateral as Lender may require;

(xi) Uniform Commercial Code search results showing only Permitted Liens;

(xii) delivery of Uniform Commercial Code financing statements (or continuations thereof) suitable in form and substance for filing in all places required by applicable Law to perfect the Liens of Lender under the Security Instruments as a first priority Lien (subject only to Permitted Liens) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable Law to perfect the Liens of Lender under the Security Instruments as a first priority Lien in and to such other Collateral as Lender may require;

(xiii) all filing and recording fees and taxes shall have been duly paid with respect the Liens of Lender in the Collateral;

(xiv) with respect to any Owned Location subject to a Mortgage, the Real Property Support Documents;

(xv) Lender shall have received, with respect Borrower: (A) the Fiscal Year 2025 Form 10-K, including (1) Borrower’s audited financial statements included in Item 8 thereof and (2) information with respect to beneficial ownership of Borrower’s outstanding stock included in Item 12 thereof, (B) quarterly management-prepared financial statements for the first Fiscal Quarter of Fiscal Year 2026, (C) copies of bank statements, (D) such additional financial information as Lender may reasonably require.

(xvi) Lender shall have completed a due diligence investigation (including background checks) of Borrower, the other Loan Parties and the chairman, chief executive officer, chief financial officer and principals of such Loan Parties, in each case in scope, and with results, satisfactory to the Lender;

(xvii) all filings, recordations and searches necessary or reasonably required by Lender in connection with the liens and security interests in the Collateral shall have been duly made;

(xviii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect; and endorsements naming Lender as an additional insured and loss payee, as the case may be, on all such insurance policies maintained with respect to properties of Borrower constituting part of the Collateral;

(xix) Lender shall have received evidence satisfactory to it that, concurrently with the closing, the indebtedness being paid through the Refinancing is paid in full, any related credit facilities are terminated and any Liens securing the same are released;

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(xx) evidence satisfactory to the Lender that Consolidated EBITDA of Borrower and its consolidated Affiliates is equal to or greater than $3,100,000 as of the most recently ended Fiscal Quarter of Borrower for which financial statements have been delivered (the date of which shall be no more than 75 days prior to the Closing Date) on a trailing twelve month basis;

(xxi) upon the reasonable request of Lender made at least ten days prior to the Closing Date, Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, in each case at least five days prior to the Closing Date;

(xxii) at least five days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower; and

(xxiii) such other assurances, certificates, documents, consents or opinions as Lender may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by Lender, Borrower shall have paid all fees, charges and disbursements of counsel to Lender (directly to such counsel if requested by Lender) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Lender).

(d) Completion of the credit evaluation by Lender, including all current legal, tax and regulatory searches of the Loan Parties as required by Lender.

(e) No Material Adverse Effect since the delivery by Borrower to Lender of its most recent unaudited consolidated and consolidating balance sheets of Borrower.

(f) The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date such Loan is made, with the same effect as though such representations and warranties had been made on and as of each such date,

(g) No Default or Event of Default shall exist, or would result from the making of such Borrowing or from the application of the proceeds thereof.

(h) Lender shall have received a Borrowing Request in accordance with the requirements hereof.

Each Borrowing Request submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in this Section have been satisfied on and as of the date of the applicable Borrowing as otherwise provided in this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that as of the date hereof and covenants that such representations and warranties will also be true and correct as of the date of each Borrowing:

5.01. Existence, Qualification and Power; Compliance With Laws. Each Loan Party and each of its Subsidiary is (a) duly organized or formed, validly existing and, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform the Obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, including liquor licenses, and (d) is in compliance with all Laws to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which it is a party or affecting it or the properties, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; (c) violate any Law or (d) require any approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person. Each Loan Party is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5.04. Financial Forecasts. Since December 31, 2025, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.05. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party, or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to result in a liability to Borrower or any other Loan Party in an amount in excess of the Threshold Amount.

5.06. No Default; Material Adverse Effect. None of Loan Parties is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.07. Ownership of Property.

(a) The address (including street address, county and state) of all Owned Locations is set forth on Schedule 1.01 as of the Closing Date. Borrower has good, and in the case of Real Property, valid and subsisting leasehold interests in all property (tangible and intangible) necessary to, or used in the ordinary conduct of, its Restaurant business at each Owned Location, subject to Permitted Liens.

(b) Each Owned Location, including but not limited to all buildings and other improvements associated therewith, is (i) in good condition and repair and well maintained, ordinary wear and tear excepted; (ii) fully equipped and operational; (iii) to the Loan Parties’ knowledge, free from structural defects; (iv) in compliance with all applicable regulations relating to public safety; and (v) properly lighted. The equipment, including all machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment, of each Loan Party now located at such locations includes all of the equipment, machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment necessary for the proper and prudent operation of such locations as a Restaurant, and all such equipment is in good condition and repair and well maintained, ordinary wear and tear excepted, in each case in all material respects.

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5.08. Environmental Compliance.

(a) Borrower has conducted a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and Owned Locations, and as a result thereof Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) None of the Owned Locations currently owned or operated by Borrower is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or, to the knowledge of Borrower, is adjacent to any such property; to the knowledge of Borrower, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any Owned Locations currently owned or operated by Borrower; to the knowledge of Borrower, there is no asbestos or asbestos-containing material at or on any Owned Location currently owned or operated by Borrower; and to the knowledge of Borrower, Hazardous Materials have not been released, discharged or disposed of on any Owned Location currently owned or operated by Borrower.

(c) Borrower is not undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any Owned Location, site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any Owned Location currently owned or operated by Borrower have been disposed of in a manner not reasonably expected to result in material liability to Borrower.

5.09. Insurance. The properties of Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Loan Parties operate.

5.10. Taxes. The Loan Parties have filed all Federal, state and other tax returns and reports required to be filed, and have paid all Federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Loan Parties that would reasonably be expected to have a Material Adverse Effect. None of Loan Parties is party to any tax sharing agreement.

5.11. ERISA Compliance. None of the Loan Parties maintains, or has any liabilities with respect to, any employee benefit plan or multiemployer plan, as defined in ERISA

5.12. Subsidiaries; Equity Investments; Equity Interests. Borrower has no Subsidiaries other than Guarantor. The outstanding Equity Interests in the Loan Parties held by the Control Persons are owned as set forth in Item 12 of the Fiscal 2025 Form 10-K free and clear of all Liens (but excluding restrictions on transfer of Equity Interests under applicable securities laws) and, as of the Closing Date, to the knowledge of Borrower, no other Person and their Affiliates holds more outstanding Equity Interests in the Loan Parties than the Control Persons.

5.13. Margin Regulations; Investment Company Act.

(a) Loan Parties are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB) or extending credit for the purpose of purchasing or carrying margin stock in violation of Regulation U issued by the FRB. None of the Collateral includes margin stock.

(b) None of Loan Parties, any Person Controlling Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

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5.14. Disclosure. Borrower has disclosed to Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon methods and assumptions believed to be reasonable at the time such projections were prepared.

5.15. Compliance with Laws. Each of Loan Parties is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16. Leases. There is a Lease in full force and effect for each Owned Location and constitutes a legal, valid and binding obligation of Loan Parties that are a party thereto and, to the knowledge of Borrower, each of the other parties thereto, enforceable against such parties in accordance with its terms, subject (a) as to the enforcement of remedies, as applicable bankruptcy, insolvency reorganization, moratorium, fraudulent conveyance and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (b) to general principles of equity. Each such Lease is without amendment or modification from the form or copy delivered to Lender except for amendments or modifications permitted hereunder. No default by any party exists under any Lease that could reasonably be expected to result in cancellation, termination or early expiration of such Lease, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default. The information set forth on Schedule 1.01 with respect to each Lease is true, complete, and correct.

5.17. Franchise Agreement. Borrower has delivered a copy of the principal forms of Franchise Agreement used by Borrower. Each Franchise Agreement is in full force and effect, the entire interest of the franchisor thereunder is owned by Borrower, and such interest has not been assigned, transferred, mortgaged, or otherwise encumbered other than pursuant to Lender’s Liens. No default by Borrower or, to the knowledge of Borrower, the applicable Franchisee exists under any Franchise Agreement that could reasonably be expected to result in cancellation, termination or early expiration of such Franchise Agreement, nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute such a default.

5.18. Material Contracts. Each Material Contract has been duly executed and delivered by each of the parties thereto and constitutes a legal, valid and binding obligation of Loan Parties that are a party thereto and, to the knowledge of Borrower, each of the other parties thereto, enforceable against such parties in accordance with its terms, subject (a) as to the enforcement of remedies, as applicable bankruptcy, insolvency reorganization, moratorium, fraudulent conveyance and other similar laws affecting the enforcement of creditors’ rights generally, from time to time in effect and (b) to general principles of equity. Each of Loan Parties is in compliance with each Material Contract to which it is a party, each of such Material Contracts remains in full force and effect, and no event has occurred which could reasonably be expected to result in the cancellation, termination or early expiration of any Material Contract has occurred which could result in the cancellation, termination or early expiration of any Material Contract.

5.19. Solvency. (a) Both before and after giving effect to the Loans hereunder and in each case after giving effect to rights of contribution, subrogation and indemnity from the other Loan Parties, each Loan Party is Solvent, and (b) Loan Parties, taken as a whole, are Solvent.

5.20. Use of Proceeds. The proceeds of the Borrowings are not in contravention of any applicable Law and will be used solely as described in Section 6.11.

5.21. Anti-Corruption Laws, and Sanctions.

(a) None of any Loan Party, any Subsidiary thereof, any present equity owner thereof or any of their directors, officers, is, or is owned or controlled by any Person that is: (i) a Sanctioned Person or (ii) located, organized or resident in a country or territory that is subject of Sanctions.

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(b) Loan Parties and their respective Subsidiaries have implemented and maintain in effect policies and procedures designed to effect compliance in all material respects by Loan Parties, their respective Subsidiaries and their respective directors and officers with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions. Loan Parties, their respective Subsidiaries and their respective directors, officers, employees and agents are in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws, in all material respects, and applicable Sanctions.

5.22. Beneficial Ownership Certification. As of the Closing Date and each date of delivery thereafter, the information included in the Beneficial Ownership Certification is true and correct in all respects.

5.23. Subordinated Indebtedness. All Obligations are entitled to the benefits of the subordination created by each Subordination Agreement. Borrower acknowledges that Lender is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of each Subordination Agreement.

5.24. Intellectual Property; Licenses, Etc.

(a) Borrower owns, or is irrevocably licensed to use, all Intellectual Property necessary in all material respects to operate Restaurants at the Franchised Unit Locations and the Owned Locations as currently conducted except for such Intellectual Property the failure of which to own or license would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of Borrower, (i) the conduct and operations of the businesses of Borrower does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person and (ii) no other Person has contested any right, title or interest of Borrower in, or relating to, any Intellectual Property, other than, in each case, as cannot reasonably be expected to affect the Loan Documents and the transactions contemplated therein and would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) A true and complete list of the following Intellectual Property that Borrower owns, licenses or otherwise has the right to use is set forth in the Short Form IP Security Agreement: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names and (iii) Intellectual Property and material software, separately identifying that owned and licensed to Borrower and including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights granted by Borrower with respect thereto.

(c) On the Closing Date, all material Intellectual Property owned by Borrower is valid, in full force and effect, subsisting, unexpired and enforceable, and no material Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of Borrower in, any Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority. There are no pending (or, to the knowledge of Borrower, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or Borrower’s rights in, any Intellectual Property of Borrower. To the knowledge of Borrower, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any material Intellectual Property of Borrower. Borrower, and to the knowledge of Borrower each other party thereto, is not in material breach or default of any material IP License.

5.25 ERISA Compliance.

(a) Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, and each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

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(b) There are no pending or, to the knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) none of the Loan Parties nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) none of the Loan Parties nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, which in case of clause (iv) or (v) above, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until Final Satisfaction, Borrower shall, and, as applicable, shall cause each Loan Party to:

6.01. Financial Statements. Deliver to Lender in form and detail satisfactory to Lender:

(a) not later than 120 days after the end of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2026, a copy of (i) audited consolidated balance sheets of Borrower as at the end of such Fiscal Year, and the related statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year; (ii) management-prepared unaudited store-level statements of income with respect to each Owned Location and a reasonably detailed schedule of store openings and closures during such Fiscal Quarter, each in form reasonably satisfactory to Lender; (iii) management-prepared consolidating balance sheets of Borrower and each of its Subsidiaries as at the end of such Fiscal Year; (iv) statements described in (i), (ii) and (iii) in comparative form for the previous Fiscal Year. The audited financial statements shall be accompanied by the report an independent certified public accounting firm reasonably acceptable to Lender which report shall (y) contain an unqualified opinion, stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (z) not include any explanatory paragraph expressing substantial doubt as to going concern status; and

(b) not later than 45 days after the end of each Fiscal Quarter, beginning with the third Fiscal Quarter of 2026, a copy of the management-prepared unaudited consolidated and consolidating balance sheets of Borrower and each of its Subsidiaries, and the related consolidated and consolidating statements of income and shareholders’ equity as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended (along with store-level statements of income with respect to each Owned Location and a reasonably detailed schedule of store openings and closures during such Fiscal Quarter, each in form reasonably satisfactory to Lender), which shall provide comparisons to the corresponding period during the prior Fiscal Year, all certified on behalf of Borrower by an appropriate Responsible Officer of the Borrower as being complete and correct and fairly presenting, in all material respects, in accordance with GAAP, the financial position and the results of operations of Borrower and its consolidated Affiliates, subject to normal year-end adjustments and absence of footnote disclosures.

6.02. Certificates; Other Information. Deliver to Lender in form and detail satisfactory to Lender:

(a) concurrently with the delivery of (i) the financial statements referred to in Section 6.01(a), and, (ii) for each Fiscal Quarter of each Fiscal Year, the financial statements referred to in Section 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

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(b) promptly after any request by Lender, copies of any detailed audit report submitted to the board of directors (or the audit committee of the board of directors, if any) of Borrower by independent accountants in connection with the accounts or books of Borrower;

(c) promptly after the same are available, copies of each annual report, proxy statement or financial statement or other periodic report or communication sent to the stockholders of Loan Parties, and copies of all annual, regular, periodic and special reports and registration statements which Loan Parties may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to Lender pursuant hereto; and

(d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary, other than routine reviews;

(e) promptly after any request by Lender, Borrower’s federal tax return extension(s) (if any) and federal tax returns; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of Borrower and its consolidated Affiliates, or compliance with the terms of the Loan Documents, as Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the earlier of (i) the date of e-mail receipt or (ii) the date on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which Lender has access (whether a commercial, third-party website or whether sponsored by Lender); provided that Borrower shall deliver paper copies of such documents to Lender that requests Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Lender. Notwithstanding anything contained herein, in every instance Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(a) to Lender. Except for such Compliance Certificates, Lender shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request for delivery, and Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

6.03. Notices. Promptly notify Lender:(a) of the occurrence of any Default;(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;(c) of any default (or receipt of notice of any claimed default) under any Lease involving the Owned Locations; (d) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Loan Party of any Equity Interest; (e) any change in the information contained in the Beneficial Ownership Certificate, (f) any notice of any material litigation, proceeding, environmental action or claim against, or liability of, any of the Loan Parties, or any ERISA Event or tax event or liability, an (g) the occurrence of any ERISA Event; and (f) any change in the information contained in the Beneficial Ownership Certificate. Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto.

6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies (and all other tax liabilities, assessments and governmental charges or levies known to Borrower or any Subsidiary) upon Loan Parties’ properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained; and (b) all lawful claims which, if unpaid, would by law become a Lien upon Loan Parties’ property; in the case of clause (b), except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

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6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06. Maintenance of Properties.

(a) (i) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (ii) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities.

(b) Own and keep at the Owned Locations all equipment, including all machinery, furniture, appliances, trade fixtures, tools, and office and record keeping equipment, and inventory, required to be maintained by them at such locations that are reasonably necessary for the proper and prudent operation of such locations as a Restaurant.

(c) Occupy and operate in accordance with sound business practices each Owned Location as a Restaurant.

6.07. Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage provided on the Closing Date which are the kinds customarily insured against by Persons engaged in the same or similar business, of such types and such additional insurance after the Closing Date as Lender may reasonably require if such additional insurance is in accordance with standard commercial lending practice or is mandated by Governmental Authority, and providing for not less than 30 days’ prior notice (or such shorter prior notice period, which period shall be not less than 10 days, set forth in the applicable insurance policy) to Lender of termination, lapse or cancellation of such insurance.

(b) Deliver to Lender certificates setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties, and cause each issuer of an insurance policy to provide Lender with an endorsement (i) showing Lender as a loss payee with respect to each policy of property or casualty insurance and naming Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that at least 30 days’ notice (or such other prior notice acceptable to Lender) will be given to Lender prior to any cancellation of, or reduction or change in coverage provided by or other material modification to such policy, (iii) setting forth the name of each Borrower and schedule of each Restaurant covered by such policy and (iv) reasonably acceptable in all other respects to Lender.

(c) Unless Borrower provides Lender with evidence of the continuing insurance coverage required by this Agreement, Lender may purchase insurance at Borrower’s expense to protect Lender’s interests in the Collateral. This insurance may, but need not, protect Borrower’s and each other Loan Party’s interests. The coverage that Lender purchases may, but need not, pay any claim that is made against a Borrower or any other Loan Party in connection with the Collateral. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Loan Parties have obtained the insurance coverage required by this Agreement. If Lender purchases insurance for the Collateral, as set forth above, Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Loans owing hereunder.

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6.08. Compliance with Laws. (a) Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; and (b) maintain in effect and enforce policies and procedures designed to effect compliance by each Loan Party, its Affiliates and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.09. Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied, shall be made of all financial transactions and matters involving the assets and business of Borrower and its consolidated Affiliates; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower and its consolidated Affiliates.

6.10. Inspection Rights. Permit representatives and independent contractors of Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to Borrower.

6.11. Use of Proceeds. Use the proceeds of the Term Loan to provide for the Refinancing and to pay closing costs.

6.12. Further Assurances.

(a) New Owned Location. Borrower shall give Lender prompt notice of the acquisition or lease of any New Owned Location by Borrower and within 60 days of the acquisition or lease of any such New Owned Location by Borrower, cause to be delivered to Lender: (a) the Lease, and (b) a Mortgage, the Real Property Support Documents, and (c) such other documents relating to such New Owned Location reasonably requested by Lender.

(b) Additional Borrower. Notify Lender at the time that any Person becomes a Subsidiary of Borrower, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a co-Borrower by executing and delivering to Lender a joinder agreement in Proper Form or such other document as Lender shall deem appropriate for such purpose, (b) deliver to Lender documents of the types referred to in Section 4.1(a), all in form, content and scope reasonably satisfactory to Lender, (c) no Default or Event of Default shall have occurred and be continuing, and (d) deliver to Lender information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.

(c) Liens. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Law, or which the Lender may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Instruments or the validity or priority of any such Lien, all at the expense of Borrower. Borrower also agrees to provide to the Lender, from time to time upon the reasonable request by the Lender, evidence reasonably satisfactory to the Lender as to the perfection and priority of the Liens created or intended to be created by the Security Instruments.

6.13. Leases and Material Contracts. At all times, comply in all material respects with the terms and provisions of the Leases and Material Contracts of Borrower, and cause such Leases and Material Contracts to be kept in full force and effect without termination, amendment or modification, except for (i) any modification or amendments made in the ordinary course of business consistent with past practice and which amendment or modification is not materially adverse to Borrower, Lender, and (ii) renewals or extensions (A) on either substantially the same terms as the existing Leases and Material Contracts, or (B) as otherwise approved by Lender in writing.

6.14. Interest Rate Protection. Within 90 days of the Closing Date, Borrower shall enter into Hedging Contracts providing interest rate protection containing terms and conditions satisfactory to Lender which limits the risk of interest rate fluctuations. Such Hedging Contracts shall be in an aggregate notional amount of at least 50% of the outstanding principal amount of the Term Loan and have a term through the Maturity Date.

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6.15. Environmental Compliance. Loan Parties shall at all times do the following: (a) comply in all material respects with, and maintain the Owned Locations in compliance in all material respects with, all applicable Environmental Laws; (b) require that each tenant and subtenant, if any, of the Owned Locations or any part thereof comply in all material respects with all applicable Environmental Laws; (c) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at the Owned Locations; (d) cure any material violation by it or at the Owned Locations of applicable Environmental Laws; (e) not allow the presence or operation at the Owned Locations of any (i) landfill or dump or (ii) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (f) not manufacture, use, generate, transport, treat, store, release, dispose of or handle any Hazardous Material at the Owned Locations except in the ordinary course of its business and in de minimis amounts; (g) within ten (10) business days notify Lender in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or the Owned Locations: (i) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (ii) any material Losses; (iii) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (iv) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (h) any environmental, natural resource, health or safety condition, which could reasonably be anticipated to have a Material Adverse Effect; (i) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law; (j) abide by and observe any restrictions on the use of the Owned Locations imposed by any governmental authority pursuant to any Environmental Law, or as set forth in any deed or other instrument affecting Loan Party’s interest therein; (k) promptly provide or otherwise make available to Lender any reasonably requested environmental records concerning the Owned Locations which Loan Party possesses or can reasonably obtain; (l) perform, satisfy, and implement any operation or maintenance actions required by any governmental authority or insurer of the Owned Locations, or any portion thereof, or otherwise required by Environmental Law; (m) from time to time upon the reasonable written request of Lender, timely provide at Loan Party’s expense a report of an environmental assessment of reasonable scope, form and depth (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to Lender as to any matter for which notice is provided pursuant to the above requirements or which may reasonably be believed by Lender to form the basis of a material claim in connection with the Owned Locations; and (n) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by Borrower with any Environmental Law that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any Owned Location to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law. If such a requested environmental report is not delivered within thirty (30) days after receipt of Lender’s request, then Lender may arrange for the same, and Loan Party hereby grants to Lender and its representatives access to the Owned Locations and a license to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable costs of any assessment arranged for by Lender pursuant to this provision shall be payable by Loan Party on demand.

6.16. Notice of Fundamental Changes. Borrower shall notify promptly Lender, in writing, of each of the following (and in no event later than three Business Days after Borrower becomes aware thereof): (a) the creation, establishment or acquisition of any Subsidiary or the issuance by or to any Loan Party of any Equity Interest other than a Stock Option Plan Transfer, and (b) the acquisition of any fee or leasehold interest in real estate, together with the appraised value thereof.

6.17. Change in Formation or Location. Loan Parties shall, not less than 30 days (or such shorter period as Lender may agree) prior to any change in any of (a) Loan Parties’ name, type of organization, state of organization or organization number, (b) the location of any Loan Parties’ chief executive office or principal place of office, or (c) the location of any material Collateral notify Lender of such change and shall take or cause to be taken at Borrower’s expense all such actions, including the delivery of such documents, as may be reasonably requested by Lender to perfect or protect, or maintain the perfection and priority of, the Lien of Lender in the Collateral affected by such change.

6.18. Patriot Act Notice. Promptly following any request therefor, Borrower shall deliver to Lender information and documentation reasonably requested by Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Money Laundering Laws.

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6.19. Related Treasury Management Arrangements. Borrower shall enter into within 90 days of the Closing Date and maintain Related Treasury Management Arrangements with Wintrust.

6.20.Intellectual Property.

(a) Within 30 days after any material change in the Intellectual Property of Borrower, Borrower shall provide Lender notification thereof and the short‑form intellectual property security agreements and assignments as described in this Section and other documents that Lender reasonably requests with respect thereto.

(b) Borrower shall: (i) (1) maintain each material Trademark of Borrower in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain substantially the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Laws, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Borrower provides Lender with reasonable notice and opportunity to obtain a perfected security interest in such other Trademark pursuant to the Loan Documents and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any material Patent of Borrower may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any material portion of the Copyrights of Borrower may become invalidated, otherwise impaired or fall into the public domain or (z) any material trade secret of Borrower may become publicly available or otherwise unprotectable.

(c) Borrower shall notify Lender promptly if it knows, or has reason to suspect, that any application or registration relating to any Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or Borrower’s ownership of, interest in, right to use, register, own or maintain any Intellectual Property has had, or could reasonably be expected to have, a Material Adverse Effect (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States (each, the “Applicable IP Office”). Borrower shall take all commercially reasonable actions that are necessary or reasonably requested by Lender to maintain and pursue each material application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Intellectual Property.

(d) Borrower shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person in any material respect. In the event that any material Intellectual Property of Borrower is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, Borrower shall take such action as Borrower reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e) Borrower shall execute and deliver to Lender in form and substance reasonably acceptable to Lender and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form prescribed by Lender and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of Borrower (together with appropriate supporting documentation as may be requested by Lender).

6.21. Post-Closing Deliverables. Borrower shall use best efforts to deliver or cause to be delivered the following in form and substance acceptable to Lender in its sole discretion within 30 days of the Closing Date:

(a) A fully executed estoppel and consent to mortgage agreement from the landlord at the following Owned Locations: (i) 2826 S State Rd 135, Greenwood, IN 46143, and (ii) 1315 W 86th St, Indianapolis, IN 46260;

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(b) A fully executed landlord lien subordination agreement from the landlord at the following Owned Locations: 1990 Northwood Plaza Drive, Franklin, IN 46131.

(c) Any corrective actions reasonably requested by Lender upon receipt of the tract searches for 1315 W 86th St, Indianapolis, IN 46260.

ARTICLE VII

NEGATIVE COVENANTS

Until Final Satisfaction, Borrower shall not, and shall not permit any Loan Party to, directly or indirectly:

7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, deposit accounts, operating accounts, assets or revenues, whether now owned or hereafter acquired, other than (a) those Liens created by the Loan Documents or any Related Credit Agreements; (b) Liens for taxes or other governmental charges not yet due or which are being Properly Contested; (c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person; (d) easements, rights-of-way, restrictions and other similar non-monetary encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (e) Liens securing the Permitted Purchase Money Indebtedness; (f)pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, and (g) any other Liens outstanding as of the date hereof approved by Lender and listed on Schedule 7.01 (collectively the “Permitted Liens”).

7.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents and Related Credit Arrangements;(b) Permitted Purchase Money Indebtedness (c) Guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise permitted under this Section; (d) Indebtedness in respect of Capital Leases and purchase money obligations for fixed or capital assets located at Owned Locations and at any one time not to exceed, in aggregate, the Threshold Amount; (e) Hedging Contracts entered into in the ordinary course of business for bona fide hedging purposes and not for speculation, (f) trade payables incurred and paid in the ordinary course of business and in any event within 90 days after incurrence, (g) the Subordinated Indebtedness, (h) the Indebtedness outstanding on the date hereof as approved by Lender and listed on Schedule 7.02; (i) Indebtedness owed among the Loan Parties in the ordinary course of business, and (j) other unsecured Indebtedness not to exceed the Threshold Amount at any one time outstanding.

7.03. Fundamental Changes. Merge, dissolve, divide, liquidate, consolidate with or into another Person, Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or make any Investments in excess of the Threshold Amount.

7.04. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except (a) Dispositions of obsolete, surplus, damaged or worn out property, whether now owned or hereafter acquired, in the ordinary course of business or any non-cash trade-in-credits or purchase price reductions received by any Loan Party in connection with an exchange of equipment for replacement equipment that is the functional equivalent of such exchanged equipment; (b) Dispositions of inventory in the ordinary course of business, and (c) Dispositions from an Event of Loss (other than as permitted pursuant to the Loan Documents with respect to a restoration or reinvestment) to the extent that the Net Cash Proceeds of any such Disposition are applied in accordance with (but only if and to the extent required under) Section 2.05(b).

7.05. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, except (a) pursuant to a Stock Option Plan Transfer, (b) any such payments from Guarantor to Borrower, and (b) such other Restricted Payments, so long as no Event of Default exists or would result from such Restricted Payment and, as of the last day of the most recently ended Fiscal Quarter, after giving effect on pro forma basis to such Restricted Payment as if such payment was made on such day, Borrower is in compliance with the Post-Distribution Fixed Charge Coverage Ratio under Section 7.10 of this Agreement.

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7.06. Change in Nature of Business. Engage in any material line of business, except for the Restaurants and those businesses which are incidental thereto and are conducted by Borrower on the date hereof or create, establish or become liable under any employee benefit plan or multiemployer plan, as defined in ERISA. Amend any of its Organization Documents in any manner that would have a Material Adverse Effect. Make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) Fiscal Year.

7.07. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than (a) transactions that are expressly permitted by this Agreement, (b) transactions no less favorable to Borrower than would be obtainable by Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (c) fees to, and indemnification of, directors of Borrower and its consolidated Affiliates on terms that are customary for the industry and geographic territory in which Borrower and its consolidated Affiliates operate, (d) payments permitted by Section 7.14, and (e) such transactions in the aggregate under the Threshold Amount.

7.08. Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or to refinance indebtedness originally incurred for such purpose.

7.09. Operations. Borrower shall not close, vacate, or abandon any Owned Location or cease to use any Owned Location for a Restaurant.

7.10. Financial Covenants.

(a) Post-Distribution Fixed Charge Coverage Ratio. Permit the Post-Distribution Fixed Charge Coverage Ratio at any time to be less than 1.20:1.00. The preceding shall be tested after the end of each Fiscal Quarter for the Measurement Period, commencing with the third Fiscal Quarter of 2026

(b) Senior Leverage Ratio. Permit the Senior Leverage Ratio at any time to exceed 2.30:1.00. The preceding shall be tested after the end of each Fiscal Quarter for the Measurement Period, commencing with the third Fiscal Quarter of 2026.

7.11. Leases. Cause or permit any Lease (a) to be terminated or cancelled prior to its stated term or (b) to expire in accordance with its terms, in each case without a replacement, in Proper Form, being in full force and effect unless, in either case, any Loan Party acquires the fee interest in the Real Property at such Owned Location and within 60 days of such acquisition, and provides the Real Property Support Documents and such other documents as reasonably requested by Lender.

7.12. Franchise Agreements. Borrower shall not (i) modify, repeal, replace or amend any provision of, or waive any of its rights under any Franchise Agreement, in each case, in a manner materially adverse to the interests of Borrower, without the prior written consent of Lender or (ii) assign, transfer, mortgage, pledge or otherwise encumber the Franchise Agreement or any interest therein to any Person other than Lender.

7.13. Anti-Corruption Laws and Sanctions. (a) Request any Borrowing, and no Loan Party shall use nor permit any Subsidiary or its or their respective directors or officers to use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or “facilitating” (within the meaning of the applicable Sanctions) any transaction of or with any Sanctioned Person or in any Sanctioned Country, or (iii) in any manner that would likely result in a violation of Sanctions by any Person (including any Person participating in the Loans); or (b) conduct, deal in or engage in or permit or permit any Subsidiary or its or their respective directors or officers to conduct, deal in or engage, in any of the following activities: (i) conduct any business or engage in any transaction or dealing with any Sanctioned Person; (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions; or (iii) engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Sanctions.

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7.14. Compensation. Pay any management, consulting or similar fees to any Affiliate of any Loan Party or to any equity owner, officer, director or employee of any Loan Party or any Affiliate of any Loan Party, or pay or reimburse any equity owner of any Loan Party or any of its Affiliates (other than Borrower) for any costs, expenses and similar items, except:

(a) payment of reasonable compensation to officers and employees for actual services rendered to Borrower in the ordinary course of business;

(b) payment of directors’ fees and reimbursement of actual out-of-pocket expenses in the ordinary course of business incurred in connection with attending board of director meetings;

(c) Restricted Payments permitted pursuant to Section 7.05; and

(d) payments subject to and in accordance with a Subordination Agreement.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to pay when due any amount of principal or interest of any Loan, or any fee or other amount payable under any Loan Document; or

(b) Specific Covenants. Borrower or applicable Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.07, 6.10, 6.11, or Article VII, or the requirement to provide notice contained in Section 6.12 or 6.16; or

(c) Other Defaults. (i) An “event of default” as defined in any Loan Document (after giving effect to any cure or notice period contained therein); or (ii) any Loan Party fails to perform or observe any other covenant or agreement (not specified otherwise in this Section 8.01) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (A) notice of such failure is delivered to Borrower or such Loan Party by Lender or (B) Borrower or such Loan Party has actual knowledge of such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party in any Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party shall fail to pay when due or within any applicable grace period any principal, interest or other amount on Indebtedness (other than the Obligations) or the occurrence of any breach, default, condition or event with respect to any such Indebtedness if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Indebtedness, to cause such Indebtedness or other liabilities having a principal amount, individually or in aggregate, in excess of the Threshold Amount to become or be declared due prior to its stated maturity; or (ii) there occurs under any Hedging Contract an Early Termination Date (as defined in such Hedging Contract) resulting from (A) any event of default under such Hedging Contract as to which any Loan Party is the Defaulting Party (as defined in such Hedging Contract) or (B) any Termination Event (as defined in such Hedging Contract) under such Hedging Contract as to which Borrower or any Loan Party is an Affected Party (as defined in such Hedging Contract) and, in either event, such Hedging Termination Value owed by Borrower or such Loan Party as a result thereof is greater than the Threshold Amount; or (iii) there occurs a default under any Guaranty Agreement or (v) there occurs a default under any other loan or treasury management or similar arrangement by Lender or any Affiliate to any Loan Party or any Affiliate; or

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(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes insolvent or unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or purports to revoke, terminate or rescind any provision of any Loan Document; or

(j) Change of Control. There occurs any Change of Control;

(k) Material Adverse Effect. A Material Adverse Effect shall occur; or

(l) Collateral. Lender fails to have an enforceable first priority Lien (subject to Permitted Liens) on or security interest in the Collateral; or

(m) Leases. Any default under any Lease shall occur and (i) the lessor under such Lease has made a demand for the cure of such default, or (ii) such default is reasonably expected to result in the termination of such Lease; or

(n) Franchise Agreements. (i) The occurrence of material events of default under more than 8.0% of the Franchise Agreements; and (ii) the royalty payments due to Borrower from Franchisees under the Franchise Agreements have declined more than 8.0% in the aggregate from the previous Fiscal Quarter (where such Fiscal Quarters are adjusted to have comparable periods of time) due to material defaults (including payment defaults) under the Franchise Agreements.

(o) Subordinated Indebtedness. Any Subordination Agreement shall fail to be enforceable by Lender in accordance with the terms thereof, or the principal or interest on any Loan or other Obligations shall fail to constitute “designated senior debt” (or any other similar term) under any document, instrument or agreement evidencing any Subordinated Indebtedness subject thereto; or any Borrower or any holder of Subordinated Indebtedness (or any representative thereof) shall, directly or indirectly, repudiate, challenge or contest in any manner any Subordination Agreement or any term thereof.

(p) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount.

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8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Lender may take any or all of the following actions:

(a) declare the Commitments of Lender to make Loans to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

(c) exercise all rights and remedies available to it under the Loan Documents or applicable law.

provided, however, that upon the occurrence of an event specified in Section 8.01(f) or (g), the obligation of Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Lender.

8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payableas set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Lender in the following order:

(a) First, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to Lender (including fees, charges and disbursements of counsel to Lender including fees and time charges for attorneys who may be employees of Lender) and amounts payable under Article III;

(b) Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations;

(c) Third, payment of principal of the Obligations, including amounts owed under Related Treasury Management Arrangements and the Hedging Termination Value owing to Lender or Affiliate of Lender arising under Related Hedging Contracts and as to which Lender has received notice of the amounts owed thereunder from the applicable Affiliate of Lender party to a Related Hedging Contract, ratably among them in proportion to the respective amounts described in this clause payable to them;

(d) Fourth, to the payment of any remaining Obligations, including any amounts held in escrow, if any, constituting Obligations; and

(e) Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

ARTICLE IX

MISCELLANEOUS

9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Lender and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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9.02. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or, to the extent permitted herein, sent by electronic communication to the address specified for such Person on Schedule 9.02. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; and notices sent by electronic communication shall be deemed to have been given as set forth in subsection (c) below.

(b) Electronic Communications. Unless Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each of Borrower and Lender may change its address, electronic mail address or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d) Reliance by Lender. Lender shall be entitled to rely and act upon any notices purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic communications with Lender may be recorded by Lender, and each of the parties hereto hereby consents to such recording.

9.03. No Waiver; Cumulative Remedies. No failure by Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Borrower shall pay (i) all out-of-pocket expenses incurred by Lender and its Affiliates (including the reasonable fees, charges and disbursements of one outside counsel (and one special and local counsel) for Lender), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out of pocket expenses incurred by Lender (including the fees, charges and disbursements of any outside counsel for Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b) Indemnification by Borrower. Borrower shall indemnify Lender and each of its Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, any Loan or the consummation of the transactions contemplated hereby or thereby or, in the case of Lender and its Related Parties only, the administration of this Agreement and the other Loan Documents, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party or any of Borrower’s or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(d) Environmental Indemnity. Each Loan Party hereby agrees to defend, indemnify and hold harmless Lender and its subsidiaries, affiliates, shareholders, members, directors, managers, officers, agents, employees, successors and assigns (hereinafter, each an “Indemnified Party”, and collectively, the “Indemnified Parties”) from and against, and shall reimburse the Indemnified Parties for, any and all Losses incurred by any of the Indemnified Parties arising, directly or indirectly, in whole or in part, out of the unlawful presence or occurrence of any Hazardous Materials or Hazardous Materials Activity, or the alleged unlawful presence or occurrence of any Hazardous Materials or Hazardous Materials Activity in connection with the Owned Locations or the Collateral, whether foreseeable or unforeseeable, regardless of the source of such Hazardous Materials or Hazardous Materials Activity and regardless of when the presence of the Hazardous Materials is discovered or when the Hazardous Materials Activity occurred; provided, however, this Indemnity shall not apply to the extent any such Losses incurred is caused by the presence or occurrence of any Hazardous Materials or Hazardous Materials Activities in connection with the Owned Locations or the Collateral which is the direct result of the wrongful acts or gross negligence of an Indemnified Party or such Losses are caused by Lender or any Affiliate thereof after taking title to the Owned Locations following a foreclosure under the Loan Documents. The foregoing indemnity includes, without limitation, all loss, cost, and expense (a) of removing, remediating (regardless of the method of remediation employed), and disposing of any Hazardous Materials located at the Owned Locations or, if arising out of a Hazardous Material Activity, on property other than the Owned Locations, (b) of causing the Collateral to be in compliance, with all applicable Environmental Laws, (c) associated with claims for injury to persons and damage to property or natural resources and (d) of any Indemnified Party’s consultants’ and attorneys’ fees and costs.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

9.05. Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Lender, or Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

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9.06. Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender in its sole discretion.

(b) Lender Assignments; Participants. Lender may at any time, without the consent of, or notice to, or cost to Borrower, sell, assign, transfer, or grant participations to any Person in all or any part of, or any interest in, Lender’s rights and benefits under this Agreement or any other Loan Document or in any Facility or any Loan. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower or Borrower’s business; provided such Persons agree to be subject to the confidentiality provisions hereof. Upon any such transfer, (i) Lender shall automatically be released from liability as a lender for the performance of any obligation arising out of or relating to such transferred interest, and (ii) Lender may become an administrative agent or servicer of the Facilities or may delegate servicing or agent responsibilities to another Person. To the extent that any such transfer is a partial transfer to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (a “Participant”), Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 9.01 that affects such Participant.

(c) Certain Pledges. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

9.07. Treatment of Certain Information; Confidentiality. Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Lender or any of its Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Loan Parties or any Subsidiary relating to Loan Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by Loan Parties or any Subsidiary, provided that, in the case of information received from Loan Parties or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Lender acknowledges that (i) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. In addition, Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to Lender in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

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9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, Lender and each of its Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch or office of Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that Lender or its Affiliates may have. Lender agrees to notify Borrower promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

9.10. Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when they shall have been executed by Lender and when Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and the other Loan Documents by electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.

9.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Lender, regardless of any investigation made by Lender or on their behalf and notwithstanding that Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

9.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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9.13. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

(b) SUBMISSION TO JURISDICTION. BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

9.14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.15. USA PATRIOT Act Notice. Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow Lender to identify each Loan Party in accordance with the Patriot Act.

9.16. No Advisory or Fiduciary Responsibility. The relationship of each Secured Party, on the one hand, and Loan Parties, on the other hand, is solely that of creditor and debtor. Lender has no fiduciary relationship or duty to any Loan Party arising out of or in connection with, and no agency, tenancy or joint venture relationship between Lender and Loan Parties exist, in each case, by virtue of any Loan Document or any transaction contemplated therein.

9.17. Advertising, Promotion and Marketing. Lender may, and Borrower hereby authorizes Lender to, include references to Borrower, its Subsidiaries and any other Loan Party, and utilize any logo or other distinctive symbol associated with Borrower, its Subsidiaries or any other Loan Party, in connection with any advertising, promotion or marketing undertaken by Lender.

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9.18. Authorization to Provide Information. During the occurrence of any Event of Default, Borrower hereby authorizes its creditors, vendors, suppliers, lessors and licensors, including Franchisor, to discuss, disclose and release to Lender, its Affiliates and any attorney, accountant or other such advisor or consultant of or to Lender or its Affiliates, any and all information they may request from time to time regarding the financial condition of Borrower or any other such Loan Party, the operation of the Restaurants, or the status of the Leases or the Franchise Agreements, and (b) subject to Section 9.07, Lender to discuss, disclose and release to Borrower’s creditors, vendors, suppliers, lessors and licensors, including Franchisor, any and all information they may request from time to time regarding the financial condition of Borrower or any other such Loan Party, the operation of the Restaurants, or the status of the Loans.

9.19. Joint and Several Liability.

(a) The obligations of Borrower (each, a "Co-Borrower") under each Loan Document are joint and several. Each reference to the term "Borrower" in each Loan Document shall be deemed to refer to each Co-Borrower; each representation and warranty made by Borrower in any Loan Document shall be deemed to have been made by each Co-Borrower; each covenant and undertaking on the part of Borrower under each Loan Document shall be deemed individually applicable with respect to each Co-Borrower; and each event constituting an Event of Default under this Agreement shall be determined with respect to each Co-Borrower. A separate action or actions may be brought and prosecuted against any Co-Borrower whether an action is brought against any other Co-Borrower or whether any other Co-Borrower is joined in any such action or actions. Each Co-Borrower waives any right to require Lender to: (a) proceed against any other Co-Borrower; (b) proceed against or exhaust any security held from any other Co-Borrower; or (c) pursue any other remedy in any Lender’s power whatsoever. Notices under any Loan Document required to be provided to Borrower shall be effective if provided to any Co-Borrower. Any consent on the part of Borrower under any Loan Document shall be effective when provided by any Co-Borrower, and Lender shall be entitled to rely upon any notice or consent given by any Co-Borrower as being notice or consent given by Borrower under any Loan Document.

(b) In the event any obligation of Borrower under any Loan Document is deemed to be an agreement by any Co-Borrower to answer for the debt or default of another Co-Borrower or as a hypothecation of property as security therefor, each Co-Borrower represents and warrants that: (x) no representation has been made to it as to the creditworthiness of any other Co‑Borrower and (y) it has established adequate means of obtaining from each other Co‑Borrower on a continuing basis, financial or other information pertaining to each other Co‑Borrower's financial condition. Each Co-Borrower expressly waives diligence, demand, presentment, protest and notice of every kind and nature whatsoever, consents to the taking by Lender of any additional security for the Obligations, or the alteration or release in any manner of any security now or hereafter held in connection with any Obligations, and consents that Lender and any Co-Borrower may deal with each other in connection with said obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including, without limitation, the renewal, extension, acceleration, changes in time for payment, and increases or decreases in any rent, rate of interest or other amounts owing, all without in any way altering the liability of any Co-Borrower, or affecting any security for such obligations. Should any default be made in the payment of any such Obligations or in the terms or conditions of any Loan Document, Lender is hereby expressly given the right, at its option, to proceed in the enforcement of such Obligations or Loan Document independently of any other remedy or security it may at any time hold in connection with such Obligations and it shall not be necessary for Lender to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce its rights against any Co-Borrower. Each Co-Borrower further waives any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Lender by any Co-Borrower.

(c) All indebtedness, together with all rights of subrogation, contribution, reimbursement, and indemnity (including, without limitation, indemnification and reimbursement rights provided pursuant to this Section 9.19(c)) (collectively, “Intercompany Indebtedness”) from one or more Borrowers to another Borrower or Borrowers, now or in the future, is hereby subordinated to the Indebtedness of each Borrower to Lender. Any Intercompany Indebtedness, if Lender so requests, shall be collected, enforced and received by each Borrower as trustee for Lender and be paid over to Lender on account of the Obligations, but without reducing or affecting in any manner the liability of each Borrower under the other provisions of this Agreement and the Loan Documents.

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9.20. Document Execution. Each of the parties hereto agrees that this Agreement and all other Loan Documents may be entered into by means of (a) a DocuSign® electronic signature or another electronic signature that Lender accepts or (b) manual signature. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement and all other Loan Documents using an electronic signature, it is signing, adopting, and accepting this Agreement and all other Loan Documents and that signing this Agreement or any other Loan Document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement and all other Loan Documents. The use of electronic signatures, records and transmissions (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable Law, including, without limitation, any State law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

[SIGNATURE PAGES TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NOBLE ROMAN’S, INC., an Indiana corporation

By:
Printed Name: Paul W. Mobley
Its: Executive Chairman and Chief Financial Officer

[EXECUTION PAGE OF CREDIT AGREEMENT]

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LAKE FOREST BANK & TRUST COMPANY, N.A., a subsidiary of Wintrust Financial Corporation

By:
Printed Name:
Title:

[EXECUTION PAGE OF CREDIT AGREEMENT]

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TABLE OF SCHEDULES AND EXHIBITS

SCHEDULES

1.01 Owned Locations

2      Loan Schedule Commitments

7.01 Existing Permitted Liens

7.02 Existing Permitted Indebtedness

9.02 Lender’s Office; Certain Addresses for Notices

EXHIBITS

A     Form of Borrowing Request

B      Form of Compliance Certificate

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Schedule 1.01

Owned Locations

	Address	Owner/Operator	Fee/Leased/ Licensed	Mortgage (Y/N)	Lease Expiration (As Extended)
1.	5724 N Green St Brownsburg, IN 46112	Noble Roman’s, Inc.	Leased	No	October 2040
2.	1990 Northwood Plaza Drive Franklin, IN 46131	Noble Roman’s, Inc.	Leased	No	February 2042
3.	1438 W Main St Carmel, IN 46032	Noble Roman’s, Inc.	Leased	Yes	June 2038
4.	2826 S State Rd 135 Greenwood, IN 46143	Noble Roman’s, Inc.	Leased	Yes	October 2040
5.	6853 W Broadway McCordsville, IN 46055	Noble Roman’s, Inc.	Leased	Yes	February 2041
6.	1315 W 86th St Indianapolis, IN 46260	Noble Roman’s, Inc.	Leased	Yes	October 2041
7.	17409 Wheeler Rd Westfield, IN 46074	Noble Roman’s, Inc.	Leased	Yes	January 2037
8.	11715 Allisonville Rd Fishers, IN 46038	Noble Roman’s, Inc.	Leased	No	January 2038
9.	6428 Whitestown Pkwy Whitestown, IN 46075	Noble Roman’s, Inc.	Leased	Yes	November 2037
10	1906 Belleview Ave Roanoke, VA 24014	RH Roanoke, Inc.	Licensed	No	August 17, 2026*

*The subject Food Services Agreement is on a year-to-year basis

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Schedule 2

Loan Schedule

No.	Loan Name	Maximum Commitment Amount
1.	Term Loan	$7,150,000
	Aggregate:	$7,150,000

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Schedule 7.01

Permitted Liens

1.

Lien pursuant to Indiana Filing Number 202509033377942: RH Roanoke, Inc., as debtor, and ERTC Funding LLC, as secured party; provided that the Loan Parties shall release or cause to be released such Lien within 60 days of the Closing Date.

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Schedule 7.02

Permitted Indebtedness

None.

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Schedule 9.02

Lender’s Office; Certain Addresses for Notices

To Lender:

Lake Forest Bank & Trust Company, N.A. 727 North Bank Lane Lake Forest, IL 60045
Attention: Wintrust Franchise Finance

With a copy (which shall not constitute notice) to:

Kutak Rock LLP

1650 Farnam Street

Omaha, NE 68012

Attention:  Brent C. Burmood, Esq.

To Borrower:

6612 E 75th St, Suite 450

Indianapolis, IN 46250

Attention:  Paul Mobley

With a copy (which shall not constitute notice) to:

Thompson Coburn LLP

One US Bank Plaza, Suite 3400

St. Louis, MO 63101

Attention: Thomas A. Litz, Esq.

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Exhibit A

Borrowing Request

Lake Forest Bank & Trust Company, N.A. 727 North Bank Lane Lake Forest, Illinois 60045,
Attention: Wintrust Franchise Finance

Re:

Credit Agreement dated as of June 10, 2026 (the “Credit Agreement”) between NOBLE ROMAN’S, INC., an Indiana corporation (“Borrower”) and LAKE FOREST BANK & TRUST COMPANY, N.A., a subsidiary of Wintrust Financial Corporation, as Lender (“Lender”).

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.04(a) of the Credit Agreement.  Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Borrower hereby requests the following Loans in the following amounts be made on ____________ ___, 20___ (the “Loan Advance Date”):

(a) Term Loan be made in the Original Principal Amount of $_____________.

Borrower hereby represents and warrants that the proceeds of the Loan will be utilized for only those purposes permitted under the Credit Agreement

Borrower hereby represents and warrants that as of the Loan Advance Date all statements set forth in Article IV of the Credit Agreement are true and correct in all material respects.  Borrower agrees that if prior to the Loan Advance Date any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify Lender and such Loan will not be made on such Loan Advance Date unless Lender otherwise agrees.

Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

Borrower hereby agrees that this Borrowing Request and all other Loan Documents may be entered into by means of (a) a DocuSign® electronic signature or another electronic signature that Lender accepts or (ii) manual signature. The undersigned agrees, and acknowledges that it is such party’s intent, that if such party signs this Borrowing Request and all other Loan Documents using an electronic signature, it is signing, adopting, and accepting this Borrowing Request and all other Loan Documents and that signing this Borrowing Request or any other Loan Document using an electronic signature is the legal equivalent of having placed its handwritten signature on this Borrowing Request and all other Loan Documents. The use of electronic signatures, records and transmissions (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, and any other applicable Law, including, without limitation, any State law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

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Please wire transfer the proceeds of the Loan as follows:

[to the accounts of the persons set forth in the Funds Flow Memorandum attached hereto as Exhibit A, provided by you and executed by Borrower on or before the date hereof.]

[Amount to be	Person to be Paid		Name, Address, etc. of
Transferred	Name	Account No.	Transferee Lender

$___________	___________	___________	____________________________________ ____________________________________ Attention:
$___________	___________	___________	____________________________________ ____________________________________ Attention:
Balance of such proceeds	Borrower	___________	____________________________________ ____________________________________ Attention: ]

Dated:                              , 202 [ ]

[REMAINDER OF PAGE INTENTIONALLY BLANK; EXECUTION PAGE FOLLOWS]

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Borrower has caused this Borrowing Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer as of the date first listed above.

BORROWER:

NOBLE ROMAN’S, INC., an Indiana corporation

By:
Printed Name:
Its:

 [EXECUTION PAGE OF BORROWING REQUEST]

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[EXHIBIT A TO BORROWING REQUEST

FUNDS FLOW MEMORANDUM]

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Exhibit B

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

Date: _______________, 202 [ ]

This Compliance Certificate (this “Certificate”) is given by NOBLE ROMAN’S, INC., an Indiana corporation (“Borrower”), pursuant to Section 6.02(a) of that certain Credit Agreement dated as of June 10, 2026, among each Borrower a party thereto, LAKE FOREST BANK & TRUST COMPANY, N.A., a subsidiary of Wintrust Financial Corporation, as Lender (in such capacity, “Lender”) (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower.  By executing this Certificate, such officer hereby certifies to Lender, on behalf of the Borrowers, that:

(a) the financial statements delivered with this Certificate in accordance with Sections 6.01(a) and/or 6.01(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of Borrower and its consolidated Affiliates as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b) Annex A hereto includes a correct calculation of EBITDA and each of the financial covenants contained in Article VII of the Credit Agreement for the measurement period ended _________ ___, 202[ ]_;

(c) to the best of such officer’s knowledge, no Default or Event of Default exists except as specified on Annex B attached hereto;

(d) since the Closing Date and except as disclosed in prior Certificates delivered to Lender, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect;

(e) the representations and warranties of Borrower contained in Article V of the Credit Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct, on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, as of such earlier date; and

(f) except as specified on Annex C attached hereto, since the Closing Date and except as disclosed in prior Compliance Certificates delivered to Lender, neither Borrower nor any other Loan Party has (i) changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any subsidiary; (ii) acquired the assets of, or merged or consolidated with or into, any Person, (iii) changed its address or otherwise relocated; or (iv) any other change in the information provided in the Beneficial Ownership Certification,-

Remainder of Page Intentionally Blank; Signature Page Follows --

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IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by one of its Responsible Officers this _____ day of _______________, 202[ ].

BORROWER:

NOBLE ROMAN’S, INC., an Indiana corporation

By:
Printed Name:
Its:

Compliance Certificate

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ANNEX A

TO COMPLIANCE CERTIFICATE

Financial Covenant

I. Calculation of EBITDA and EBITDAR
EBITDA is defined as follows:
A.	Consolidated Net Income, determined in accordance with GAAP (unless otherwise noted below)		A._______________
B.	Plus, without duplication, to the extent deducted in (or excluded from) the calculation of net income (or loss) in A above:
	(i)	Consolidated Interest Charges	_________________
	(ii)	Provisions for federal, state, local and foreign income taxes (or minus federal, state, local and foreign income tax credits)	_________________
	(iii)	Depreciation and amortization expense	_________________
	(iv)	Other non-cash items which do not represent a cash item in such period or any future period (or minus other non-cash items increasing Consolidated Net Income)	_________________
	(v)	Non-recurring miscellaneous expenses (or minus non-recurring miscellaneous income)	_________________
(vi)

An amount equal to the difference between rental expense as determined pursuant to GAAP and rental expense as determined on a cash basis, if GAAP basis rental expense is greater than cash basis rental expense (or minus an amount equal to the difference between rental expense as determined on a cash basis and rental expense as determined pursuant to GAAP, if GAAP basis rental expense is greater than cash basis rental expense)

_________________
		Total add backs to net income (sum of (i) through (vi) above):	B._______________
C.	EBITDA (result of A plus B above)		C._______________
D.	Rental expense as determined on a cash basis		D._______________
E.	EBITDAR (result of C plus D above)		E. _______________

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II. Section 7.10(a): Post-Distribution Fixed Charge Coverage Ratio (tested each Fiscal Quarter)
A.	Cash flow for fixed charges is defined as:
	(i)	EBITDAR (Part I, Line E)	_________________
	(ii)	income taxes paid in cash	_________________
	(iii)	Restricted Payments (in accordance with Section 7.06) not otherwise expensed on the applicable income statements	_________________
	(iv)	Increases in loan receivables from officers or Equity Interest holders	_________________
		Cash flow for fixed charges (result of (i) minus (ii) through (iv) above):	A._______________
B. Fixed charges are defined as:
	(i)	Rental expense as determined on a cash basis (per Part I, Line D)	_________________
	(ii)	Consolidated Interest Charges (per Part I, Line B, Line (i))	_________________
	(iii)	Aggregate amount of all regularly scheduled principal payments	_________________
	Fixed charges (sum of (i) through (iii) above)		B._______________
C.	Post-Distribution Fixed Charge Coverage Ratio (result of A divided by B above)		C._______________
D.	Minimum Post-Distribution Fixed Charge Coverage Ratio per Section 7.10(a)		D. 1.20:1.00
In Compliance (C is equal to or greater than D)			Yes/No

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III. Section 7.10(b): Senior Leverage Ratio (tested each Fiscal Quarter)
A.		Consolidated Funded Indebtedness is as follows:
	(i)	Outstanding principal balance of the Term Loan	_________________
	(ii)	All other Indebtedness not otherwise included above	_________________
	Minus (iii)	Subordinated Indebtedness	_________________
		Total (sum of (i) through (ii) above minus (iii))	A. ______________
B.		EBITDA (per Part I, Line C)	B. ______________
C.		Senior Leverage Ratio (result of A divided by B above)	C. ______________
D.		Maximum Senior Leverage Ratio per Section 7.10(b)	D. 2.30:1.00
		In Compliance (C is equal to or less than D)	Yes/No

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ANNEX B

TO COMPLIANCE CERTIFICATE

Defaults or Events of Default

[TO BE COMPLETED BY BORROWER]

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ANNEX C

TO COMPLIANCE CERTIFICATE

Changes in Loan Party Information

[TO BE COMPLETED BY BORROWER]

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